                                                                     Exhibit 2.1
                                                                     -----------

                          AGREEMENT AND PLAN OF MERGER


                                 by and between


                            ELDORADO BANCSHARES, INC.

                                       and

                              ANTELOPE VALLEY BANK





                         Dated as of September 16, 1998

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
                                TABLE OF CONTENTS

                                                                                                            Page

ARTICLE I.            Definitions.................................................................................1
                      1.1      Definitions........................................................................8
                      1.2      Rules of Construction..............................................................8
                               1.2.1      ........................................................................8
                               1.2.2      ........................................................................8
                               1.2.3      ........................................................................8
                               1.2.4      ........................................................................8
                               1.2.5      ........................................................................8
                               1.2.6      ........................................................................8
                               1.2.7      ........................................................................8
                               1.2.8      ........................................................................8

ARTICLE II.           The Merger..................................................................................9
                      2.1      The Merger.........................................................................9
                      2.2      Corporate Documents, Directors and Officers........................................9
                      2.3      Treatment of SUBJECT BANK Common Stock.............................................9
                               2.3.1      Conversion of Common Stock..............................................9
                               2.3.2      Dissenting SUBJECT BANK Shares.........................................10
                               2.3.3      Fractional Shares......................................................10
                               2.3.4      Delivery of Shares and Cash to Exchange Agent..........................10
                      2.4      Exchange of Certificates.  .......................................................10
                               2.4.1      SUBJECT BANK Common Stock Exchange Procedures..........................10
                               2.4.2      Certain Taxes..........................................................11
                               2.4.3      Lost, Stolen or Destroyed Certificates.................................11
                               2.4.4      Unclaimed Merger Consideration.........................................12
                      2.5      Closing of SUBJECT BANK Transfer Books............................................12
                      2.6      Anti-Dilution.....................................................................12
                      2.7      Tax Consequences..................................................................12

ARTICLE III.          Representations and Warranties.............................................................13
                      3.1      By SUBJECT BANK...................................................................13
                               3.1.1      Organization, Standing and Power.......................................13
                               3.1.2      Capital Structure......................................................13
                               3.1.3      Interests in Other Entities............................................14
                               3.1.4      Authority and Related Matters..........................................14
                               3.1.5      Voting Agreement.......................................................15
                               3.1.6      Conflicts..............................................................15
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                                       (i)

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



                               3.1.7      Consents...............................................................15
                               3.1.8      Financial Statements; Exchange Act Filings;
                                          S-1 Disclosure.........................................................15
                               3.1.9      Regulatory Filings and Agreements......................................16
                               3.1.10     Undisclosed Liabilities................................................17
                               3.1.11     Loans, Classified and OLEM Assets, Reserves and
                                          Certain Other Assets...................................................17
                               3.1.12     Investment Securities; Derivatives.....................................18
                               3.1.13     Absence of Certain Changes or Events...................................19
                               3.1.14     Compliance with Applicable Laws........................................19
                               3.1.15     Litigation and Other Disputes..........................................20
                               3.1.16     Administration of Fiduciary Accounts...................................20
                               3.1.17     Taxes..................................................................20
                               3.1.18     Certain Agreements.....................................................21
                               3.1.19     Employees and Employee Benefit Plans...................................22
                               3.1.20     Properties.............................................................25
                               3.1.21     Environmental..........................................................25
                               3.1.22     Intellectual Property..................................................26
                               3.1.23     Capitalization.........................................................26
                               3.1.24     CRA....................................................................27
                               3.1.25     Year 2000..............................................................27
                               3.1.26     Pooling of Interests Treatment; Tax Free Reorganization................27
                               3.1.27     Fairness Opinion.......................................................27
                               3.1.28     Brokers................................................................27
                               3.1.29     Disclosure of All Material Matters.....................................28
                      3.2      By the Company....................................................................28
                               3.2.1      Organization, Standing and Power.......................................28
                               3.2.2      Authority and Related Matters..........................................29
                               3.2.3      Conflicts..............................................................29
                               3.2.4      Consents...............................................................29
                               3.2.5      Registration Statement.................................................30
                               3.2.6      Absence of Certain Changes or Events...................................30
                               3.2.7      Pooling of Interests Treatment; Tax Free Reorganization................30
                               3.2.8      NASDAQ.................................................................30

ARTICLE IV.           Additional Agreements......................................................................31
                      4.1      Discussions with Third Parties....................................................31
                               4.1.1      .......................................................................31
                               4.1.2      .......................................................................31
                               4.1.3      .......................................................................32
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                                      (ii)

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

                      4.2      Joint Proxy Statement--Prospectus and S-4 Registration
                               Statement; Shareholder Approval...................................................32
                               4.2.1      .......................................................................32
                               4.2.2       ......................................................................32
                               4.2.3       ......................................................................33
                               4.2.4       ......................................................................33
                               4.2.5       ......................................................................33
                               4.2.6       ......................................................................34
                               4.2.7       ......................................................................34
                               4.2.8       ......................................................................35
                      4.3      Access     .......................................................................35
                               4.3.1      With Respect to SUBJECT BANK...........................................35
                               4.3.2      With Respect to the Company............................................35
                               4.3.3      Confidentiality........................................................36
                      4.4      Prosecution of Regulatory Filings; Cooperation....................................37
                      4.5      Advice of Changes.................................................................37
                      4.6      Current Information...............................................................38
                      4.7      Interim and Annual Financial Statements...........................................38
                      4.8      Conduct of Business...............................................................39
                      4.9      Certain Operating Covenants.......................................................39
                               4.9.1      .......................................................................39
                               4.9.2      .......................................................................39
                               4.9.3      .......................................................................39
                               4.9.4      .......................................................................40
                               4.9.5      .......................................................................40
                               4.9.6      .......................................................................40
                               4.9.7      .......................................................................40
                               4.9.8      .......................................................................40
                               4.9.9      .......................................................................40
                               4.9.10     .......................................................................40
                               4.9.11     .......................................................................41
                               4.9.12     .......................................................................41
                               4.9.13     .......................................................................41
                               4.9.14     .......................................................................41
                               4.9.15     .......................................................................41
                      4.10     Certain Covenants of the Company..................................................42
                      4.11     Covenants Regarding Employees, Directors and Officers.............................42
                               4.11.1     Employee Benefit Plans.................................................42
                               4.11.2     Indemnification........................................................43
                               4.11.3     Tail Insurance.........................................................44

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                                      (iii)

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


ARTICLE V.            Conditions to Closing......................................................................44
                      5.1      Conditions to Obligations of Both Parties.........................................44
                               5.1.1      Approval by Shareholders...............................................44
                               5.1.2      Regulatory Approvals...................................................45
                               5.1.3      Effectiveness of S-4 Registration Statement;
                                          Listing of Stock.......................................................45
                               5.1.4      No Pending or Threatened Claims........................................45
                      5.2      Conditions to the Obligations of the Company......................................45
                               5.2.1      Accuracy of Representations and Warranties;
                                          Compliance with Covenants..............................................45
                               5.2.2      Bringdown of Representations and Warranties............................45
                               5.2.3      SUBJECT BANK Common Stock Outstanding..................................45
                               5.2.4      Dissenting SUBJECT BANK Shares.........................................46
                               5.2.5      Unsatisfactory Regulatory Review.......................................46
                               5.2.6      Tax and Accounting Opinions............................................46
                               5.2.7      Third Party Consents...................................................46
                               5.2.8      Receipt of Officers' Certificates......................................46
                               5.2.9      Noncompetition Agreement...............................................47
                               5.2.10     Documents and Instruments in Satisfactory Form.........................47
                      5.3      Conditions to the Obligations of SUBJECT BANK.....................................47
                               5.3.1      Accuracy of Representations and Warranties;
                                          Compliance with Covenants..............................................47
                               5.3.2      Bringdown of Representations and Warranties............................47
                               5.3.3      Delivery of Shares to Exchange Agent...................................47
                               5.3.4      Tax and Accounting Opinions............................................47
                               5.3.5      Receipt of Officers' Certificate.......................................48
                               5.3.6      Documents and Instruments in Satisfactory Form.........................48

ARTICLE VI.           Termination; Termination Fee...............................................................48
                      6.1      By Mutual Agreement...............................................................48
                      6.2      Regulatory Impediment.............................................................48
                      6.3      By the Company....................................................................49
                               6.3.1      .......................................................................49
                               6.3.2      .......................................................................49
                               6.3.3      .......................................................................49
                               6.3.4      .......................................................................49
                      6.4      By SUBJECT BANK...................................................................49
                               6.4.1      .......................................................................49
                               6.4.2      .......................................................................49
                               6.4.3      .......................................................................50
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                                      (iv)

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


                               6.4.4       ......................................................................50
                               6.4.5       ......................................................................50
                      6.5      Termination Fee...................................................................50
                      6.6      Effect of Termination; Remedies...................................................50
                               6.6.1      General................................................................50
                               6.6.2      Remedies Cumulative Generally..........................................50

ARTICLE VII.          Miscellaneous..............................................................................51
                      7.1      Closing...........................................................................51
                      7.2      Expenses..........................................................................51
                      7.3      Publicity.........................................................................51
                      7.4      Notices...........................................................................51
                      7.5      Entire Agreement..................................................................53
                      7.6      Non-Survival of Representations, Warranties and Agreements........................53
                      7.7      Benefits; Binding Effect; Assignment and Designation..............................53
                      7.8      Waiver............................................................................53
                      7.9      No Third Party Beneficiary........................................................53
                      7.10     Severability......................................................................53
                      7.11     Counterparts......................................................................54
                      7.12     Applicable Law; Consent to Jurisdiction...........................................54
                      7.13     Waiver of Jury Trial..............................................................54


                                       (v)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of September 16, 1998, is by and between Eldorado Bancshares, Inc., a Delaware corporation formerly known as Commerce Security Bancorp, Inc. (the "Company"), and Antelope Valley Bank, a California banking corporation ("SUBJECT BANK").

         WHEREAS, the respective Boards of Directors of the Company and SUBJECT BANK have deemed it advisable and in the best interests of their respective companies and shareholders to consummate the transactions contemplated herein, pursuant to which, subject to the terms and conditions set forth herein and for the consideration set forth herein, a subsidiary of the Company ("Merger Sub") shall merge with and into SUBJECT BANK (as more fully defined herein, the "Merger"), in consideration of which all of the then outstanding shares of SUBJECT BANK Common Stock shall be exchanged for Company Common Stock (each as hereinafter defined);

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that as a consequence the SUBJECT BANK Shareholders will not recognize income or loss for federal income tax purposes except to the extent they receive cash in lieu of fractional shares; and

         WHEREAS, the Company and SUBJECT BANK desire to make certain representations, warranties, covenants and agreements in connection with the Merger, as contained herein;

         NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and other agreements set forth herein, and intending to be legally bound hereby, the Company and SUBJECT BANK hereby agree as follows:

                                   ARTICLE I.
                                   Definitions
                                   -----------

         1.1 Definitions. Capitalized terms contained in this Agreement and not defined in the preamble or the recitals above shall have the meanings set forth in this Section 1.1:

         "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Agreement and Plan of Merger, including the Disclosure Schedule and all Exhibits hereto, as the same may be hereafter amended.

         "Associate" shall have the meaning ascribed thereto in Rule 14a-1 under the Exchange Act.

         "Average Price" means the average of the last sale prices of Company Common Stock as reported on the National Association of Securities Dealers Automated Quotation system over the ten (10) consecutive trading day period immediately preceding the fifth trading day prior to the Effective Time.

         "Balance Sheet Date" means June 30, 1998.

         "Bank" means Eldorado Bank, a California banking corporation and a wholly-owned subsidiary of the Company.

         "Bank Regulators" means any and all Federal or state Governmental Entities charged with the supervision or regulation of banks, bank holding companies or industrial loan companies, or engaged in the insurance of bank deposits.

         "Benefit Plan" means any employee benefit plan (including any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by the applicable entity.

         "Borrower Group Obligations" means all loans from SUBJECT BANK to, and other obligations to SUBJECT BANK of, (a) the applicable borrower, (b) all guarantors of such borrower, and (c) all affiliates and associates of such borrower and guarantors.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday that banks in Los Angeles, California are not required by Law to be closed.

         "Classified Asset" means (a) any loan or lease asset that is classified on the books and records of the applicable entity as "Substandard", "Doubtful" or "Loss", and (b) any property classified on the books and records of the applicable entity as OREO.

         "Closing" means the closing of the Merger, to be held on the Closing Date at a location fixed pursuant to Section 7.1.

         "Closing Date" shall mean the date as of which the Closing of the Merger occurs, as the same may be fixed pursuant to Section 7.1.

         "Company" means Eldorado Bancshares, Inc., a Delaware business corporation, including, unless the context clearly indicates otherwise, all direct and indirect subsidiaries of the Company as of the applicable time.

         "Company Common Stock" means the voting common stock of the Company, par value $.01 per share.

         "Company Governmental Approvals" means the approvals listed on Disclosure Schedule Section 3.2.4.

         "Company Interim Financial Statements" means, the Company's unaudited balance sheets, income statements and cash flow statements, prepared in accordance with GAAP, as at June 30, 1998 and for the six months then ended.

         "Criticized Asset" means any Classified Asset and any other loan or lease asset of the applicable Party classified on the books and records of the applicable Party as "Other Loans Especially Mentioned", "Special Mention", "Classified", Criticized", "Credit Risk Assets", "Concerned Loans" or by words of similar import.

         "Disclosure Schedule" means, collectively, the two schedules delivered prior to the execution of this Agreement by, respectively, SUBJECT BANK and the Company to one another, as supplemented hereafter from time to time by the applicable Party in accordance with Section 4.5.

         "Dissenting SUBJECT BANK Shares" means all shares of SUBJECT BANK Common Stock whose holders have perfected dissenters' rights under Section 1300 et seq. of the California Corporations Code.

         "Effective Time" means the time as of which the Merger is deemed to have become effective, as agreed upon by the Parties.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" means ChaseMellon Shareholder Services, L.L.C. or a banking institution, corporate trust company or entity regularly engaged in a stock transfer business that the Company shall appoint, after consultation with SUBJECT BANK, to act as exchange agent hereunder.

         "Exchange Ratio" means 3.625 shares of Company Common Stock for each share of SUBJECT BANK Common Stock, unless such ratio is increased in the Company's sole discretion under the circumstances described in Section 6.4.7.

         "Excluded Shares" means shares of SUBJECT BANK Common Stock owned as of the Effective Time by the Company other than shares owned in a fiduciary capacity or as a result of debts previously contracted.

         "Expenses" means all legal, accounting, consulting, investment banking and other fees and expenses incurred by the applicable Party in connection with the Merger (including expenses incurred in connection with the preparation of this Agreement and all negotiations, due diligence and other activities conducted prior hereto, and including all broker's, finder's and similar fees and expenses).

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Final Approval Date" means the later of (a) the date on which the final Governmental Approval is received, and (b) the date on which the SUBJECT BANK Shareholders approve the Merger.

         "1997 Financial Statements" means the applicable entity's audited balance sheet, income statement, cash flow statement and statement of shareholders' equity, with footnotes, prepared in accordance with GAAP, as at December 31, 1997 and for the year then ended, as audited by the applicable entity's independent auditors.

         "GAAP" means Generally Accepted Accounting Principles as in effect in the United States, consistently applied.

         "Governmental Approval" means the approval of, or effectiveness of a filing or registration with, a Governmental Entity necessary or desirable for the consummation of the Merger (including the expiration of any waiting period imposed thereby), including the SUBJECT BANK Governmental Approvals and the Company Governmental Approvals.

         "Governmental Entity" means any administrative agency, commission, court or other governmental authority or instrumentality, domestic or foreign, including any government-sponsored corporation having regulatory authority under law.

         "Hazardous Material" means any pollutant, contaminant, waste or hazardous or toxic substance regulated by Law as such, and petroleum or petroleum products.

         "Interim Balance Sheet" means the applicable entity's unaudited consolidated balance sheet, prepared in accordance with GAAP, as at June 30, 1998.

         "IRS" means the United States Internal Revenue Service.

         "Joint Proxy Statement-Prospectus" means the Joint Proxy Statement-Prospectus by which SUBJECT BANK will solicit proxies from the SUBJECT BANK Shareholders to vote such SUBJECT BANK Shareholders' shares in favor of the Merger at a meeting of SUBJECT BANK Shareholders held for such purpose and by which the Company will either solicit proxies from the holders of Company Common Stock to vote such shareholders' shares of Company Common Stock in favor of the Merger at a meeting of Company shareholders held for such purpose or provide information to the holders of Company Common Stock in connection with a written consent by such shareholders approving the Merger.

         "Law" means any statute, law, ordinance, rule or regulation of any Governmental Entity that is applicable to the referenced Person.

         "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of such Person (including such an effect caused indirectly through any of its subsidiaries), or on the ability of such Person to consummate the Merger on the terms hereof; provided, however, that a Material Adverse Effect does not include a change with respect to, or effect on, such Person resulting from a change in Law, GAAP, RAP, or a change with respect to, or effect on, such Person resulting from any other matter having a comparable effect on financial institutions or their holding companies generally.

         "Merger" means the merger of Merger Sub with and into SUBJECT BANK, as more particularly described in Section 2.1.

         "Merger Consideration" shall have the meaning given that term in
Section 2.3.1.

         "Monthly Financial Statements" shall have the meaning given that term in Section 4.7.

         "OLEM Asset" means any loan or lease asset of the applicable entity classified on the books and records of the applicable entity as "Other Loans Especially Mentioned", "Special Mention", "Criticized", "Credit Risk Assets", "Concerned Loans" or by words of similar import.

         "OREO" means real property (i) acquired by the applicable entity, in the ordinary course of the applicable entity's banking business, through purchase at a foreclosure sale conducted on a lien in favor of the applicable entity (or a comparable sale by a trustee under a deed of trust) or by acceptance of a deed in lieu of foreclosure or (ii) any asset of the applicable entity classified as "in-substance foreclosure" on the books and records of the applicable entity.

         "Parties" means, collectively, the Company and SUBJECT BANK.

         "Person" means any natural person, corporation, limited liability company, general or limited partnership, limited liability partnership, joint venture, joint stock company, trust, unincorporated organization, association, sole proprietorship, governmental body, or agency or political subdivision of any government.

         "Principal Shareholder" means a holder of five percent (5%) or more of the outstanding common stock of the referenced entity.

         "Qualifying Strategic Transaction Proposal" shall have the meaning given that term in Section 4.1.2.

         "RAP" means Regulatory Accounting Principles, as interpreted by the applicable entity's principal Federal Bank Regulator.

         "Records" means all books, records and original documents in SUBJECT BANK's possession which pertain to and are utilized by SUBJECT BANK or any of its subsidiaries to administer, reflect, monitor, evidence or record information respecting its business and operations, including but not limited to all books, records and documents relating to (a) corporate, regulatory, supervisory and litigation matters, (b) tax planning and payment of taxes, (c) personnel and employment matters, and (d) the business or conduct of the business of SUBJECT BANK or any of its subsidiaries.

         "S-1 Registration Statement" shall have the meaning given that term in
Section 3.2.5.

         "S-4 Registration Statement" shall have the meaning given that term in
Section 4.2.1.

         "Regulatory Agreement" means any regulatory agreement, memorandum of understanding or similar agreement with, any cease and desist or similar order or directive entered or issued by, commitment letter or similar undertaking to, any extraordinary supervisory letter from, any Bank Regulator.

         "Representatives" means each of the applicable Person's directors, officers, employees, agents, representatives and advisors.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Strategic Transaction" means any acquisition or purchase of all or a significant (i.e., more than 20%) portion of the assets of, or a more than 5% equity interest in, SUBJECT BANK, or any merger or other business combination involving SUBJECT BANK or any recapitalization involving SUBJECT BANK resulting in an extraordinary dividend or distribution to SUBJECT BANK Shareholders or a self-tender for or the redemption of some or all of the SUBJECT BANK Common Stock.

         "Strategic Transaction Proposal" means any proposal regarding a Strategic Transaction.

         "SUBJECT BANK" means SUBJECT BANK including, unless the context clearly indicates otherwise, all direct and indirect subsidiaries of SUBJECT BANK as of the applicable time.

         "SUBJECT BANK Common Stock" means the common stock of SUBJECT BANK, no par value per share.

         "SUBJECT BANK Governmental Approvals" means the approvals listed on Disclosure Schedule Section 3.1.7.

         "SUBJECT BANK Interim Financial Statements" means SUBJECT BANK's unaudited balance sheet, income statement and cash flow statement, prepared in accordance with GAAP, as at June 30, 1998 and for the six months then ended.

         "SUBJECT BANK Shareholder" means a holder of SUBJECT BANK Common Stock as of the relevant time.

         "SUBJECT BANK Stock Option Agreement" means the Stock Option Agreement entered into between the Company and SUBJECT BANK contemporaneously with this Agreement that would entitle the Company, under the circumstances described therein, to purchase shares of SUBJECT BANK Common Stock constituting 19.9% of the shares of SUBJECT BANK Common Stock outstanding as of the date of this Agreement.

         "Tax" means, except where the context otherwise requires, all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, ad valorem, transfer, license, occupancy, stamp and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

         "Violation" means a conflict with, violation of, default under, creation of a right of termination under, cancellation of, acceleration of any obligation under, loss of a material benefit under, or creation of any lien, pledge, security interest, charge or other encumbrance on assets under, the referenced Law, organic document, agreement or other instrument, in each case with or without notice or lapse of time, or both.

         1.2 Rules of Construction. The following rules of construction shall apply to the interpretation of this Agreement:

             1.2.1 Any reference to any event, change or effect being "material" with respect to any Person means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses or operations of such entity and its subsidiaries taken as a whole.

             1.2.2 Disclosure of any matter in the Disclosure Schedule hereto shall not be deemed to imply that such matter is or is not material, and shall not constitute an admission or raise any inference that such matter constitutes a violation of law or an admission of liability or facts supporting liability.

             1.2.3 Whenever used in this Agreement, the word "including" shall be non-exclusive and shall mean "including without limitation."

             1.2.4 All references to Sections, Articles and sections of the Disclosure Schedule shall, unless another agreement is expressly referenced, mean the applicable sections or articles of, or section of the Disclosure Schedule to, this Agreement.

             1.2.5 The section titles and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

             1.2.6 The terms "herein", "hereunder", and terms of similar import refer to this Agreement as a whole and not to the specific Section or Article in which they are used.

             1.2.7 The phrase "to the knowledge" of a Party (and phrases of similar import) shall mean to the actual knowledge, after reasonable inquiry, of the executive officers of the Company and SUBJECT BANK, as applicable.

             1.2.8 This Agreement is the joint product of the Company and SUBJECT BANK, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such Parties, and shall not be construed for or against any Party.

                                   ARTICLE II.
                                   The Merger
                                   ----------

         2.1 The Merger. SUBJECT BANK and Merger Sub shall be the constituent corporations to the Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Merger shall be effected by means of a merger (hereinafter sometimes referred to as the "Merger") of Merger Sub with and into SUBJECT BANK in accordance with Section 1108 of the California Corporation Code to be effected by the filing with the Secretary of State of California of an Agreement of Merger substantially in the form attached hereto as Exhibit 2.1. In accordance with such statute, at the Effective Time, the corporate existence of Merger Sub shall be merged into SUBJECT BANK, and SUBJECT BANK shall be the Surviving Corporation and shall continue its corporate existence under the laws of the State of California.

         2.2 Corporate Documents, Directors and Officers. From and after the Effective Time and thereafter until amended as provided by law, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of SUBJECT BANK as in effect immediately prior to the Effective Time and the By-laws of the Surviving Corporation shall be the By-laws of Merger Sub as in effect immediately prior to the Effective Time. The number of directors of the Surviving Corporation initially shall be fixed at five (5), who initially shall be the individuals listed on Exhibit 2.2 or if any of those designees is unable to serve as of the Closing, a replacement mutually acceptable to the Company and SUBJECT BANK. The Chief Executive Officer and Chairman of the Board of Directors of the Surviving Corporation initially shall be the Chief Executive Officer of the Company, and the President of the Surviving Corporation shall be the President of SUBJECT BANK. Each such director or officer shall serve until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the terms of the Surviving Corporation's Articles of Incorporation and By-laws.

         2.3 Treatment of SUBJECT BANK Common Stock.

             2.3.1 Conversion of Common Stock. At the Effective Time, each share of SUBJECT BANK Common Stock issued and outstanding immediately prior to the Effective Time, excluding Dissenting SUBJECT BANK Shares and Excluded Shares, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a number of shares of Company Common Stock equal to the Exchange Ratio and cash in lieu of any fractional share interest (collectively, the "Merger Consideration"). All shares of SUBJECT BANK Common Stock converted into the right to receive the Merger Consideration pursuant to the preceding sentence shall, as of the Effective Time, no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent only the right to receive the Merger

Consideration into which the shares of SUBJECT BANK Common Stock represented by such certificate have been converted. As of the Effective Time, all Excluded Shares shall cease to exist and the certificates for such shares shall, as promptly as practicable thereafter, be cancelled and no payments shall be made in consideration therefor.

             2.3.2 Dissenting SUBJECT BANK Shares. Notwithstanding anything in this Agreement to the contrary, Dissenting SUBJECT BANK Shares shall not be converted into the right to receive, or be exchangeable for, the Merger Consideration provided for in Section 2.3.1 hereof, but, instead, the holders thereof shall be entitled to payment, by the Company on behalf of SUBJECT BANK, of the value of such Dissenting SUBJECT BANK Shares as agreed upon or determined in accordance with the provisions of Section 1300 et seq. of the California Corporations Code.

             2.3.3 Fractional Shares. In the event the product of the Exchange Ratio multiplied by the number of shares of SUBJECT BANK Common Stock held by any holder of SUBJECT BANK Common Stock is other than a whole number, such holder shall be entitled to receive, in exchange for such holder's SUBJECT BANK Common Stock, the next lower whole number of shares of Company Common Stock plus cash equal to such remaining fraction multiplied by the Average Price of a share of Company Common Stock (rounded to the nearest cent). For purposes of determining whether, and in what amounts, a particular holder of SUBJECT BANK Common Stock would be entitled to receive cash adjustments under this Section 2.3.3, shares of record held by such holder and represented by two or more stock certificates shall be aggregated.

             2.3.4 Delivery of Shares and Cash to Exchange Agent. Subject to the terms and conditions hereof, immediately prior to the Closing the Company shall issue and deliver to the Exchange Agent one or more certificates representing such number of shares of Company Common Stock as is sufficient to deliver the aggregate Merger Consideration which former SUBJECT BANK Shareholders are entitled to receive pursuant to Section 2.3.1, including an estimate of the aggregate amount of cash to be paid in lieu of fractional share interests under
Section 2.3.3. From time to time following the Effective Time, upon request of the Exchange Agent, the Company shall furnish to the Exchange Agent additional cash as necessary to make the cash payments on account of fractional shares required under Section 2.3.3.

         2.4 Exchange of Certificates.

             2.4.1 SUBJECT BANK Common Stock Exchange Procedures. After the Effective Time, each holder of a certificate or certificates theretofore representing shares of issued and outstanding SUBJECT BANK Common Stock (other than the Dissenting SUBJECT BANK Shares and Excluded Shares) shall, upon the surrender of such certificates to the Exchange Agent, be entitled to receive in exchange therefor one or more certificates representing the number of shares of Company Common Stock into which such shares of SUBJECT BANK Common Stock have been converted pursuant to Section 2.3.1, without interest and subject to any required withholding of Taxes. The holder of a certificate that prior to the Merger represented issued and outstanding shares of SUBJECT BANK Common Stock shall have no rights, after the Effective Time, with respect to such shares except to surrender the certificate in exchange for the Merger Consideration without interest thereon or, if applicable, to perfect such rights as a holder of Dissenting SUBJECT BANK Shares as such holder may have pursuant to the applicable provisions of the California Corporations Code. As soon as practicable after the Effective Time but in no event later than five
(5) Business Days after the Effective Time, the Company will send, or will cause the Exchange Agent to send, to each holder of SUBJECT BANK Common Stock at the Effective Time a letter of transmittal for use in such exchange. No dividends or other distributions declared after the Effective Time with respect to Company Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered certificate representing shares of SUBJECT BANK Common Stock outstanding immediately prior to the Effective Time until the holder thereof shall surrender such certificate in accordance with this Article
II. After the surrender of such certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Company Common Stock represented by such certificates. No holder of an unsurrendered certificate shall be entitled, until the surrender of such Certificate, to vote the shares of Company Common Stock into which his SUBJECT BANK Common Stock shall have been converted.

             2.4.2 Certain Taxes. If any shares of Company Common Stock are to be issued in exchange for SUBJECT BANK Common Stock in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance thereof that the certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transferal and otherwise in proper form for transfer (including, but not limited to, that the signature of the transferor shall be properly guaranteed by a commercial bank, trust company, member firm of the NASD or other eligible guarantor institution), and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the issuance of a certificate representing shares of Company Common Stock in any name other than that of the registered holder of the certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

             2.4.3 Lost, Stolen or Destroyed Certificates. In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such Person of a bond in such amount as the Company may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange

Agent will issue in exchange for such lost, stolen or destroyed certificate the Company Common Stock deliverable in respect thereof pursuant to Section 2.4.1.

             2.4.4 Unclaimed Merger Consideration. Any portion of the Merger Consideration delivered to the Exchange Agent that remains unclaimed by the SUBJECT BANK Shareholders pursuant to the provisions of Section 2.4.1 six months after the Closing Date shall be returned to the Company, upon demand, and any former SUBJECT BANK Shareholder who has not exchanged his, her or its shares of SUBJECT BANK Common Stock for the Merger Consideration in accordance with
Section 2.4.1 prior to that time shall thereafter look solely to the Company for receipt of the Merger Consideration. Notwithstanding the foregoing, the Company shall not be liable to any SUBJECT BANK Shareholder for any amount paid or any property delivered to a public official pursuant to applicable abandoned property laws.

         2.5 Closing of SUBJECT BANK Transfer Books. At the Effective Time, the transfer books for SUBJECT BANK Common Stock shall be closed, and no transfer of shares of SUBJECT BANK Common Stock shall thereafter be made on such books. If, after the Effective Time, certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration as provided in this Article II.

         2.6 Anti-Dilution. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or securities through reorganization of the Company's capitalization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes in the Company's capitalization, other than pursuant to this Agreement, as the case may be (a "Recapitalization"), then an appropriate and proportionate adjustment shall be made to the Exchange Ratio so that each holder of SUBJECT BANK Common Stock shall receive under Section 2.3.1 the number of shares of Company Common Stock (except for fractional shares) that such holder would have held immediately following the Recapitalization if the Merger had occurred immediately prior to the Recapitalization or the record date therefor, as applicable. For purposes of this Section 2.6, in no event shall the issuance of shares or securities by the Company in connection with the Company acquiring directly or indirectly the stock or assets of any corporation, bank or other entity be deemed to be a "Recapitalization".

         2.7 Tax Consequences. The Parties intend that the Merger shall constitute a reorganization within the meaning of the Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purpose of Section 368 of the Code.

                                  ARTICLE III.
                         Representations and Warranties
                         ------------------------------

         3.1 By SUBJECT BANK. SUBJECT BANK represents and warrants as follows, except as specifically disclosed in the Disclosure Schedule:

             3.1.1 Organization, Standing and Power. SUBJECT BANK is a banking corporation duly organized, validly existing and in good standing under the laws of the State of California. The deposit accounts of SUBJECT BANK are insured by the FDIC through the Bank Insurance Fund, and all premiums and assessments required in connection therewith have been paid by SUBJECT BANK as the same have become due, and SUBJECT BANK has no current or future liability (whether contingent or fixed) to the FDIC Savings Association Insurance Fund or any predecessor thereto for "exit fees" or otherwise, and no current or future liability (whether contingent or fixed) to the Bank Insurance Fund for "entrance fees." SUBJECT BANK has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a Material Adverse Effect on SUBJECT BANK. Copies of the Articles of Incorporation and By-Laws of SUBJECT BANK, including all amendments thereto as of the date of this Agreement, have been delivered to the Company and are complete and correct. The minute books of SUBJECT BANK accurately reflect in all material respects all corporate actions held or taken by SUBJECT BANK Shareholders and SUBJECT BANK's Board of Directors, including all committees of such Board of Directors.

             3.1.2 Capital Structure.

                  (a) Capital Stock of SUBJECT BANK. As of the date hereof, the authorized capital stock of SUBJECT BANK consists of 10,000,000 shares of SUBJECT BANK Common Stock, no par value, of which 767,342 shares are issued and outstanding. No shares are held in treasury by SUBJECT BANK, and no shares are reserved for future issuance. All outstanding shares of SUBJECT BANK Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights. All of the issued and outstanding shares of SUBJECT BANK Common Stock have been offered, issued and sold by SUBJECT BANK in compliance with applicable federal and state securities laws and regulations and in compliance with any preemptive right held by any Person. There are no dividends which have accrued or been declared but are unpaid on the SUBJECT BANK Common Stock. SUBJECT BANK has no contractual obligation to register any shares of SUBJECT BANK Common Stock under the Securities Act. SUBJECT BANK has delivered to the Company a true and correct list of all holders of SUBJECT BANK Common Stock as of July 31, 1998.

                  (b) Other Securities. There are no options, warrants, calls, rights, commitments or agreements of any character, including any stock option or equity incentive plan, outstanding or in existence as of the date hereof to which SUBJECT BANK is a party or by which SUBJECT BANK is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of SUBJECT BANK or obligating SUBJECT BANK to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of SUBJECT BANK to repurchase, redeem or otherwise acquire any shares of capital stock of SUBJECT BANK. There are no bonds, debentures, notes or other instruments evidencing indebtedness of SUBJECT BANK issued or outstanding that entitle the holders thereof to vote on any matters on which SUBJECT BANK Shareholders may vote.

             3.1.3 Interests in Other Entities. Except as set forth on Disclosure Schedule Section 3.1.3(a), SUBJECT BANK has no subsidiaries and does not otherwise hold more than 1% of the outstanding equity securities of any corporation or other entity, is not a member of any partnership, joint venture or similar entity or collectivity, and is not a party to any partnership agreement or joint venture agreement, however named. Disclosure Schedule Section 3.1.3(a) lists all of the documents governing or affecting SUBJECT BANK's rights in its joint venture investment, true and correct copies of which have been provided to the Company. Except as set forth on Disclosure Schedule Section 3.1.3(b), SUBJECT BANK does not hold any "Acquisition, Development and Construction" loans, as that term is used under GAAP. SUBJECT BANK holds no shares of Company Common Stock, other than any Company Common Stock owned in a fiduciary capacity or as a result of debts previously contracted.

             3.1.4 Authority and Related Matters. Subject only to the approvals of the holders of SUBJECT COMPANY Common Stock as specified in the immediately following sentence, SUBJECT BANK (a) has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby (including the Merger), and (b) has duly authorized the execution and delivery of this Agreement and the SUBJECT BANK Stock Option Agreement, and the consummation of such transactions (including the Merger) by all necessary corporate action on the part of SUBJECT BANK's Board of Directors. The only vote of the holders of any class or series of SUBJECT BANK's securities necessary to approve this Agreement or the consummation of the Merger is the affirmative vote of the holders of a majority of the outstanding shares of SUBJECT BANK Common Stock entitled to vote thereon approving the Merger, and the Board of Directors has directed the officers of SUBJECT BANK to submit the Merger and this Agreement to the SUBJECT BANK Shareholders for approval at a meeting of such shareholders. No other corporate proceedings on the part of SUBJECT BANK not heretofore taken are necessary to approve this Agreement or to consummate the Merger. This Agreement has been duly executed and delivered by SUBJECT BANK and, subject to such approval by the SUBJECT BANK Shareholders and assuming due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of SUBJECT BANK, enforceable in accordance with its terms subject only to laws regarding bankruptcy, insolvency, reorganization, moratorium or otherwise affecting creditors' rights generally, and to the application of general principles of equity (whether considered in a proceeding in law or at equity).

             3.1.5 Voting Agreement. Each Director of SUBJECT BANK has executed and delivered to the Company, and SUBJECT BANK has executed and delivered to the Company, a valid and binding agreement in the form of Exhibit 3.1.5 (a "Voting Agreement"), whereby each such Person has irrevocably agreed to vote all shares of SUBJECT BANK Common Stock directly or beneficially owned by such Person (including shares held as community property) or over which such Person has voting control, in favor of any facet of the Merger that may require approval by the SUBJECT BANK Shareholders and against any competing transaction.

             3.1.6 Conflicts. The execution and delivery of this Agreement does not, and the consummation of the Merger will not, result in any conflict with or violation of any provision of the Articles of Incorporation or By-laws of SUBJECT BANK. Except as set forth on Disclosure Schedule Section 3.1.6 and subject only to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings included among the SUBJECT BANK Governmental Approvals, the execution and delivery of this Agreement does not, and the consummation of the Merger will not result in any violation, conflict, default, creation of a right of termination, cancellation, acceleration, or loss of a material benefit under any Law or under any loan or credit agreement, note, mortgage, indenture, lease, employee benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license, or any judgment, order or decree, applicable to SUBJECT BANK or its properties or assets which violation, conflict, default, creation of a right of termination, cancellation, acceleration, or loss of a material benefit could reasonably be expected to have a Material Adverse Effect on SUBJECT BANK.

             3.1.7 Consents. Except as disclosed on Disclosure Schedule Section
3.1.7 (collectively, the "SUBJECT BANK Governmental Approvals"), no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with SUBJECT BANK's execution and delivery of this Agreement or its consummation of the Merger, as to which the failure to obtain the same could reasonably be expected to have a Material Adverse Effect on SUBJECT BANK or materially interfere with SUBJECT BANK's ability to consummate the Merger.

             3.1.8 Financial Statements; Exchange Act Filings; S-1 Disclosure.

                  (a) SUBJECT BANK has provided to the Company the SUBJECT BANK Interim Financial Statements, the SUBJECT BANK 1997 Financial Statements, audited by Grant Thornton LLP, as well as audited financial statements for SUBJECT BANK for the years ended December 31, 1996 and December 31, 1995. The SUBJECT BANK Interim Financial Statements, the SUBJECT BANK 1997 Financial Statements and the prior two years' audited financial statements comply, in all material respects, with applicable accounting requirements and have been prepared in accordance with GAAP subject, in the case of the SUBJECT BANK Interim Financial Statements, to recurring audit adjustments normal in nature and amount, comply with the applicable accounting requirements and the published rules and regulations of the SEC relating thereto and fairly present the financial position of SUBJECT BANK (consolidated with any subsidiaries then in existence) as of the dates thereof and the results of its (their) operations and cash flows for the periods then ended. The Records of SUBJECT BANK have been, and are being, maintained in all material respects in accordance with GAAP and reflect only actual transactions.

                  (b) SUBJECT BANK has filed all reports, schedules, registration statements and proxy statements required to be filed by it with the FDIC since December 31, 1994 pursuant to the Exchange Act. As of their respective dates, such filings complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC or FDIC, as applicable, thereunder applicable to such filings, and none of the such filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) SUBJECT BANK has received and reviewed a draft of the S-1 Registration Statement (draft of September 11, 1998) set forth as Disclosure Schedule Section 3.2.5. The information pertaining to SUBJECT BANK set forth in Disclosure Schedule Section 3.2.5 does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             3.1.9 Regulatory Filings and Agreements. SUBJECT BANK has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 1994 with any Bank Regulator as to which a failure to file the same could reasonably be expected to have a Material Adverse Effect on SUBJECT BANK, including any such report or statement required to be filed pursuant to the Laws of the United States (including regulations of the FDIC and the Board of Governors of the Federal Reserve) or the State of California (including the California Department of Financial Institutions), and has paid all fees and assessments due and payable in connection therewith. Except as set forth on Disclosure Schedule Section 3.1.9, and except for normal examinations conducted by a Bank Regulator in the regular course of the business of SUBJECT BANK, no Bank Regulator has initiated any proceeding or investigation or, to the best knowledge of SUBJECT BANK, has threatened to initiate any proceeding or investigation, into the business or operations of SUBJECT BANK since December 31, 1992. SUBJECT BANK is not a party to or subject to, and since December 31, 1992 has not been a party to or subject to, any Regulatory Agreement with or from, and has not adopted any board resolutions at the request of, any Bank Regulator that restricts the conduct of SUBJECT BANK's business or in any manner relates to its business or financial condition, including without limitation its capital adequacy, credit policies, loan origination practices or management. To the knowledge of SUBJECT BANK, no Bank Regulator is contemplating issuing or requesting (or considering the appropriateness of issuing or requesting) any such Regulatory Agreement. There is no material unresolved violation, criticism, or exception by any Bank Regulator with respect to any report or statement relating to any examination of SUBJECT BANK.

             3.1.10 Undisclosed Liabilities. Except as and to the extent reflected in SUBJECT BANK's Interim Balance Sheet, SUBJECT BANK does not have any liabilities, commitments or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, including, without limitation, liabilities that may become known or arise after the date hereof and which relate to transactions entered into, or any state of facts existing, on or before the Balance Sheet Date and which would be required under GAAP to be shown in such balance sheet or referenced in the notes thereto, other than (a) obligations (including guarantees and letters of credit) not required by GAAP to be reflected, reserved against or disclosed in the SUBJECT BANK Interim Financial Statements, all of which are set forth on Disclosure Schedule
Section 3.1.10 and none of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on SUBJECT BANK and (b) those incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

             3.1.11 Loans, Classified and OLEM Assets, Reserves and Certain Other Assets.

         (a) All currently outstanding loans of, or current extensions of credit by, SUBJECT BANK (individually, a "Loan," and collectively, the "Loans") were solicited, originated and currently exist in material compliance with all applicable requirements of federal and state law and regulations promulgated thereunder and applicable loan policies of SUBJECT BANK, except (i) for such changes to the circumstances of the obligor thereunder or the collateral occurring subsequent to the origination thereof, (ii) as set forth in Disclosure Schedule Section 3.1.11(a) or (iii) where the failure to so comply would not result in a Material Adverse Effect on SUBJECT BANK. Except as set forth in Disclosure Schedule Section 3.1.11(a), to SUBJECT BANK's knowledge the Loans are adequately documented and each note evidencing a Loan or loan or credit agreement or security instrument related to the Loans constitutes a valid, legal and binding obligation of the obligor thereunder, enforceable in accordance with the terms thereof, except that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except that enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding of law or in equity) and the availability of equitable remedies. Except as set forth in Disclosure Schedule Section 3.1.11(a), there are no oral modifications or amendments or additional agreements related to the Loans that are not reflected in the Records of SUBJECT BANK. Except as set forth in Disclosure Schedule Section 3.1.11(a), no claims of defense as to the enforcement of any Loan have been asserted against SUBJECT BANK for which there is a reasonable possibility of an adverse determination, and SUBJECT BANK is aware of no acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable possibility of an adverse determination to SUBJECT BANK. Except as set forth in Disclosure Schedule Section 3.1.11(a), none of the Loans are presently serviced by third parties and there is no obligation which could result in any Loan becoming subject to any third party servicing.

         (b) As of the Balance Sheet Date, the only assets of SUBJECT BANK that were (a) Classified Assets or OLEM Assets on SUBJECT BANK's Records, or (b) over 90 days delinquent in payment of principal or interest whether or not the same are Classified Assets or OLEM Assets, are those listed on Part A of Disclosure Schedule Section 3.1.11 hereto (which Disclosure Schedule Section identifies the asset by loan number or other designation and sets forth the original principal amount, the current book balance, the amount of any reserve (or portion of the general reserve) allocated thereto, and the loan classification). The loan and other asset classification procedures utilized by SUBJECT BANK are in accordance with RAP and prudent banking practice, and are consistently applied. Part B of Disclosure Schedule Section 3.1.11 hereto sets forth all loans of SUBJECT BANK outstanding as of the date hereof (whether or not they are Classified Assets, OLEM Assets or are otherwise in default) to any director, executive officer or Principal Shareholder of SUBJECT BANK, or to SUBJECT BANK's knowledge, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

         (c) SUBJECT BANK currently maintains, and shall continue to maintain, an allowance for loan losses allocable to the Loans which is adequate to provide for all known and estimable losses, net of any recoveries relating to such extensions of credit previously charged off, on the Loans, such allowance for loan losses complying in all material respects with all applicable loan loss reserve requirements established in accordance with GAAP and by any Governmental Authority having jurisdiction with respect to SUBJECT BANK.

         3.1.12 Investment Securities; Derivatives. Part A of Disclosure Schedule Section 3.1.12 describes all of the investment securities (including mortgage backed securities, and whether actively traded, available for sale or held to maturity) owned by SUBJECT BANK as of the date hereof, including identification of the type of security, CUSIP numbers, pool face values (where applicable), book values, market values and coupon rates and, to SUBJECT

BANK's knowledge, paydown speeds, book yields, durations, weighted average life and weighted average coupons, in each case as of August 31, 1998. Except as identified on Part B of Disclosure Schedule Section 3.1.12, since December 31, 1996, SUBJECT BANK has not engaged in any transaction in or involving forwards, futures, options on futures, swaps or other derivative instruments. To the knowledge of SUBJECT BANK, none of the counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement and no such contract or agreement, were it to be a loan held by SUBJECT BANK, would be a Classified Asset or OLEM Asset. The financial position of SUBJECT BANK under or with respect to each such instrument has been reflected in the Records of SUBJECT BANK in accordance with GAAP, and each such derivative security was entered into as a hedge against financial risks then inherent in SUBJECT BANK's assets, liabilities and commitments.

             3.1.13 Absence of Certain Changes or Events. Since December 31, 1997, (a) there has been no material adverse change in the business, property, assets (including loan and servicing portfolios), liabilities (whether absolute, contingent or otherwise), operations, liquidity, income or condition (financial or otherwise) of SUBJECT BANK taken as a whole (other than as a result of changes in banking laws or regulations of general applicability or interpretation thereof), and (b) SUBJECT BANK has carried on its business in the ordinary and usual course consistent with its past practices. Except as disclosed on Disclosure Schedule Section 3.1.13 or as permitted by Section 4.9.10, between December 31, 1997 and the date hereof, SUBJECT BANK has not increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director, granted any severance or termination pay, entered into any employment contract, salary continuation (or similar) contract or any contract to make or grant any severance or termination pay, or paid any bonus, in each case except for normal increases and payments for or to persons other than directors or senior officers of SUBJECT BANK in the ordinary course of business consistent with past practice or except as required by applicable law.

             3.1.14 Compliance with Applicable Laws. The business of SUBJECT BANK is, and at all times since December 31, 1994 has been, conducted in compliance with all Laws (including those relating to equal credit, fair lending, fair housing and community reinvestment), except where a failure to so comply individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on SUBJECT BANK, and (b) SUBJECT BANK holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities that are material to the operation of the business of SUBJECT BANK, and is in compliance with the terms of the same except where the failure so to comply individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on SUBJECT BANK. No investigation by any Governmental Entity with respect to SUBJECT BANK is pending or, to SUBJECT BANK's knowledge, contemplated, other than normal examinations conducted by a Bank Regulator in the regular course of the business of SUBJECT BANK.

             3.1.15 Litigation and Other Disputes. Except as disclosed on Disclosure Schedule Section 3.1.15, (a) there is no suit, action, or proceeding (including any cross- or counter-claim) pending or, to the knowledge of SUBJECT BANK, threatened, against or affecting SUBJECT BANK or any of its assets, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against SUBJECT BANK the obligations under which have not heretofore been fully performed; (b) SUBJECT BANK has not accrued nor set aside any reserves relating to any suit, action, or proceeding (including any cross- or counter-claim) pending or, to the knowledge of SUBJECT BANK, threatened, against or affecting SUBJECT BANK or any of its assets; and (c) since December 31, 1994, SUBJECT BANK has not been a defendant, either directly or as defendant-in-counterclaim or cross-claim, in any litigation in which any "lender liability" cause of action was asserted against SUBJECT BANK.

             3.1.16 Administration of Fiduciary Accounts. SUBJECT BANK has properly administered in all material respects all accounts for which it acts as a fiduciary (including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor) in accordance with the terms of the governing documents and applicable Law, including state and federal common law. To the knowledge of SUBJECT BANK, neither SUBJECT BANK nor any of its directors, officers or employees has committed any breach of trust with respect to any such fiduciary account which has had or could reasonably be expected to have a Material Adverse Effect on SUBJECT BANK, and the accounting for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

             3.1.17 Taxes.

                  (a) Except as set forth in Disclosure Schedule Section 3.1.17, SUBJECT BANK and any affiliated, combined or unitary group of which SUBJECT BANK is or was a member has in all material respects (i) correctly prepared and timely filed all returns, declarations, estimates, reports, claims for refund, information returns and statements ("Returns") required to be filed with respect to all Taxes,
         (ii) timely and properly paid all Taxes that are due and payable, (iii) established on its Records reserves that are adequate for the payment of all Taxes accrued but not yet due and payable and (iv) complied with all Laws relating to the withholding and payment of all Taxes with respect to employees' wages.

                  (b) There are no actual or proposed Tax deficiencies, assessments, or adjustments for Taxes with respect to SUBJECT BANK or any assets, property or operations of SUBJECT BANK. Except as set forth in Disclosure Schedule Section 3.1.17, (i) there are no liens for Taxes upon the assets of SUBJECT BANK, (ii) SUBJECT BANK has not requested any extension of time within which to file any

         Return which has not since been filed, (iii) there are no waivers or consents given by SUBJECT BANK regarding the application of the statute of limitations with respect to any Taxes or Returns, (iv) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are pending against SUBJECT BANK with regard to any Taxes or Returns or (v) SUBJECT BANK has not filed any election under
         Section 338(g) or 338(h)(10) of the Code or caused or permitted any deemed election under Section 338(e) of the Code.

                  (c) The Company has not made any election under Section 341(f) of the Code or any corresponding provision of state, local or foreign tax Law. The Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method nor does SUBJECT BANK have any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method. The Company, as a result of any "closing agreement" as defined in Section 7121 of the Code (or any corresponding provisions of any state, local or foreign tax law), is not required to include any item of income in or exclude any item of deduction from taxable income. The Company, as a result of any deferred intercompany gain or any excess loss account, described in Section
         1.1502 of the Treasury Department Regulations concerning consolidated returns, is not required to include any item of income in taxable income. The Company has not been at any time during the past ten (10) years a member of an affiliated group, as defined in Section 1504 of the Code, other than one of which SUBJECT BANK was the common parent, or filed or been included in a combined, consolidated or unitary income tax return other than one filed by SUBJECT BANK.

                  (d) The Company has not made any payments and is not obligated under any contract to make any payments that will be nondeductible, in whole or in part, under Section 280G or 162(m) of the Code.

         3.1.18 Certain Agreements. Except as disclosed on Disclosure Schedule
Section 3.1.18, SUBJECT BANK is not party to (nor are any of its assets bound by) any oral or written contract, lease or other agreement of any name or nature, in effect as of the date hereof:

                  (a) that would be required to be filed as an exhibit to an annual report on Form 10-K filed with the FDIC or SEC,

                  (b) the benefits of which (to either party) will accrue or be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the Merger (either alone or upon the occurrence of any additional acts or events), or the value of any of the benefits of which will be calculated on the basis of the Merger or any portion or aspect thereof (including any so-called retention or similar bonuses),

                  (c) relating to employment, salary continuation, severance, consulting, collective bargaining or otherwise relating to the provision of personal services or payment therefor (including data processing, software programming and licensing contracts),

                  (d) which, upon the consummation of the Merger, will result in any payment (whether of severance pay or otherwise) becoming due from SUBJECT BANK or the Company to any officer or employee of SUBJECT BANK,

                  (e) relating to non-competition or secrecy,

                  (f) that materially restricts the conduct of any line of business by SUBJECT BANK, or

                  (g) that was entered into in connection with the consummation of an acquisition of the stock or one or more branches of a depository institution pursuant to which SUBJECT BANK is entitled to receive indemnification from any Person.

SUBJECT BANK is not materially in default under, conflict with, violation of, nor has SUBJECT BANK, to its knowledge, through any act or omission created a material right of termination under, cancellation of, acceleration of any obligation under, loss of material benefit under, or created any material lien, pledge, security interest or other encumbrance on its assets under any contract, lease or other agreement described by any of the foregoing clauses (a) through
(g), and to its knowledge, no other party to any such contract, lease or other agreement has committed (by act or omission) any such material default or violation of the same. SUBJECT BANK has previously delivered to the Company true and correct copies of all employment, consulting and deferred compensation agreements in effect as of the date hereof that are in writing to which SUBJECT BANK is a party, and has delivered to the Company complete and accurate summaries of all employment, consulting and deferred compensation agreements in effect as of the date hereof that are not in writing to which SUBJECT BANK is a party. Except as disclosed on Disclosure Schedule Section 3.1.18, SUBJECT BANK is not a party to, and since December 31, 1994 has not been a party to (nor are any of its assets bound by), any oral or written contract, lease or other agreement of any name or nature with a Person who was, as of or within one year prior to the date of such agreement, a director, officer or Principal Shareholder of SUBJECT BANK.

             3.1.19 Employees and Employee Benefit Plans.

                  (a) Section 3.1.19 of the Disclosure Schedule sets forth a true and complete list of all Benefit Plans in effect as of the date hereof that SUBJECT BANK maintains or to which it contributes for the benefit of its employees. With respect to each such Benefit Plan, SUBJECT BANK has delivered to the Company an accurate and complete copy thereof (or, to the extent any Benefit Plan has not been reduced to writing, an accurate description thereof) and, to the extent applicable, an accurate and complete copy of each of (i) any related trust agreement, annuity contract or other funding instrument, (ii) the most recent determination letter with respect to the Benefit Plan and any summary plan description and other written communication by SUBJECT BANK to the employees concerning the extent of the benefits provided under such Benefit Plan, and (iii) Forms 5500 and attached schedules, audited financial statements, actuarial valuation reports and attorneys' responses to any auditor's request for information filed or prepared since December 31, 1994.

                  (b) Each Benefit Plan has been established and administered in all material respects in accordance with its terms, and in material compliance with the applicable provisions of the Code, ERISA and other applicable Laws. Each Benefit Plan which is intended to be qualified within the meaning of Section 401(a), 401(k), 408, 409 or 4975(e)(7) of the Code is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. With respect to each Benefit Plan, no action, suit or claim (other than ordinary and usual claims for benefits) is pending or, to the knowledge of SUBJECT BANK, threatened, and no fact or circumstance exists which could give rise to any such action, suit or claim. No Person has engaged in any prohibited transaction, as such term is defined under Section 4975 of the Code or Section 406 of ERISA, or otherwise breached any fiduciary duty or failed to satisfy Section 412 of ERISA, which would subject SUBJECT BANK or the Company to any taxes, penalties or liabilities or obligations under Section 4975 of the Code or Part 4 or 5 of Title I (including Sections 409 and 502(i) and (l)) of ERISA. No event has occurred and no condition exists that would subject SUBJECT BANK or the Company to any tax, fine or penalty imposed by the Code, ERISA or other applicable Laws. To the knowledge of SUBJECT BANK, each Benefit Plan may be amended or terminated in accordance with its terms, to the extent such terms provide for amendment or termination, without obligation or liability (other than (i) those obligations and liabilities for which specific and sufficient assets have been set aside in a trust or other funding vehicle or reserved for on the SUBJECT BANK Interim Balance Sheet, and (ii) those obligations and liabilities reflected by the terms of the Benefit Plan documents). SUBJECT BANK has made all payments and contributions due to each Benefit Plan.

                  (c) The Company has no Benefit Plan which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code. No Benefit Plan which is a pension plan as described in Section 3(1) of ERISA has been terminated in a manner which has resulted or may result in any liability to the Pension Benefit Guaranty Corporation or any other Person. There exists no condition or set of circumstances which present a material risk of termination or partial termination of any Benefit Plan which could result in any liability on the part of SUBJECT BANK or the Company, and there is no existing or anticipated material liability under ERISA with respect to a Benefit Plan. Neither SUBJECT BANK, nor any entity which may be or in the past may have been treated as a single employer with SUBJECT BANK under Section 414 of the Code, contributes to, has ever contributed to or has ever had an obligation to contribute to, a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  (d) Each Benefit Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements in all material respects. SUBJECT BANK has received a favorable determination from the Internal Revenue Service with respect to any trust intended to be qualified within the meaning of Section 501(c)(9) of the Code. There is no unfunded obligation under any Benefit Plan providing benefits after termination of employment to any employee of SUBJECT BANK, and SUBJECT BANK has made no other commitment to employees, former employees or their beneficiaries under which it is or would be obligated to provide any benefit or payment which is not adequately funded through a trust or other funding arrangement or reserved for on the SUBJECT BANK Interim Balance Sheet. SUBJECT BANK has no "accumulated post-retirement benefit obligation," as defined in FAS 106, in respect to post-retirement health and life benefits for employees. No Benefit Plan exists which could result in the payment to any employee of any money or other property or right, or accelerate or provide any other right or benefit, to any employee as a result of any transaction explicitly contemplated by this Agreement.

                  (e) With respect to the SUBJECT BANK Benefit Plans, individually and in the aggregate, to the knowledge of SUBJECT BANK, no event has occurred and there exists no condition or set of circumstances in connection with which SUBJECT BANK could be subject to any liability that could reasonably be expected to have a Material Adverse Effect on SUBJECT BANK (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable Law.

                  (f) Except as disclosed on Disclosure Schedule Section 3.1.19(f), there are no material disputes, employee grievances, or disciplinary actions pending or, to the knowledge of SUBJECT BANK, threatened by or between any of SUBJECT BANK's employees and SUBJECT BANK. SUBJECT BANK has complied in all material respects with all Laws relating to the employment of labor and has no liability for any arrears of wages or employment-related taxes, or penalties for failure to comply with any such Law, or for any severance or termination payments of any type. No election or proceeding relating to SUBJECT BANK's labor relations is pending or, to SUBJECT

         BANK's knowledge, contemplated. To the knowledge of SUBJECT BANK, SUBJECT BANK has had no union activity or any material labor trouble (including any strike, work stoppage, slow-down, or similar disturbance) of any kind, nature or description at any time.

             3.1.20 Properties. Except as disclosed on Part A of Disclosure Schedule Section 3.1.20, as of the date of this Agreement SUBJECT BANK does not hold title to or a beneficial interest in any real property other than OREO. Disclosed on Disclosure Schedule Section 3.1.20 are the only real properties leased by, otherwise occupied by, or in the possession of SUBJECT BANK, as of the date of this Agreement (excluding OREO and property occupied only as lender in possession, in each case provided that SUBJECT BANK is conducting no business in such property). Except for assets disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date, SUBJECT BANK has good and valid title to all of the tangible personal property and assets which are used in and material to the operation of its business and which it owns or purports to own, including all assets reflected as owned by SUBJECT BANK on the SUBJECT BANK Interim Balance Sheet, and has good and valid title to all of the leasehold interests in all leases of real or personal property which it leases or purports to lease (in each case, as lessee), including all assets reflected as leased by SUBJECT BANK on the SUBJECT BANK Interim Balance Sheet, in each case free and clear of any liens, encumbrances or other imperfections of title other than such liens, encumbrances or imperfections as (a) are set forth on Part A of Disclosure Schedule Section 3.1.20 or are fully reserved against on the SUBJECT BANK Interim Balance Sheet, (b) arise out of Taxes not yet due or payable, or (c) relate to immaterial properties or assets or otherwise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SUBJECT BANK. SUBJECT BANK enjoys peaceful and undisturbed possession of the applicable leased asset under all leases of real or personal property under which it is operating or to which it is a party excepting only those properties noted on Part B of Disclosure Schedule Section 3.1.20 as subleased to third parties, as to which SUBJECT BANK's sublessee enjoys peaceful and undisturbed possession. All of such leases are valid, subsisting and in full force and effect and there are no existing defaults or events which, with the passage of time or the giving of notice, or both, would constitute defaults by SUBJECT BANK or, to the knowledge of SUBJECT BANK, by any other party thereto, except for such defaults, if any, which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SUBJECT BANK. All items of real or personal property owned or used by SUBJECT BANK and material to its business have been properly maintained and, to SUBJECT BANK's knowledge, are in good operating order and repair.

             3.1.21 Environmental. Except as set forth on Disclosure Schedule
Section 3.1.21, SUBJECT BANK and all real property (including OREO) in the possession of SUBJECT BANK or over which SUBJECT BANK exercises control are, and at all times while in the possession or control of SUBJECT BANK each property at any time owned, possessed or controlled by SUBJECT BANK has been, in compliance with all applicable Laws relating to pollution or protection of human health or the environment (including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Material or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Material), except for any violations of Law that, either individually or in the aggregate, have not had and cannot reasonably be expected to have a Material Adverse Effect on SUBJECT BANK. Except as set forth on Disclosure Schedule Section 3.1.21, there has not occurred any release of Hazardous Material on, under or affecting any real property during the period of SUBJECT BANK's ownership, possession or operation of such property (including its participation in the management of any business located on such property) or during any prior period except for releases that, individually or in the aggregate, have not had and cannot reasonably be expected to have a Material Adverse Effect on SUBJECT BANK. To the knowledge of SUBJECT BANK, neither SUBJECT BANK nor any property now or heretofore in its possession is or has ever been a defendant in or the subject of any suit, claim, action, proceeding, investigation or notice before any Governmental Entity or other forum relating to an alleged violation (including by any predecessor) of any environmental Law or any Law relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by SUBJECT BANK.

             3.1.22 Intellectual Property. SUBJECT BANK owns, or possesses valid and binding licenses and other rights to use without payment (other than payments for software licenses incurred in the ordinary course of business), all material trademarks, trade names, servicemarks, copyrights, trade secrets and patents used in its businesses, and SUBJECT BANK has not received any challenge of the same by any Person or any notice of alleged conflict between the same and the rights of any other Person. SUBJECT BANK has, in all material respects, performed all of its obligations under, is not materially in default under, and has not created any right of termination under, cancellation of, acceleration of any obligation under, or loss of a material benefit under, any contract, agreement, arrangement or commitment relating to any of the foregoing.

             3.1.23 Capitalization. As of the date hereof, without giving effect to the transactions contemplated hereby, SUBJECT BANK (a) is "well capitalized", as defined in applicable Federal regulations, and (b) meets all capital requirements, standards and ratios required by each Bank Regulator with jurisdiction over SUBJECT BANK, including without limitation, any such higher requirement, standard or ratio as shall apply to institutions engaging in the acquisition of insured institution deposits, assets or branches, and no such Bank Regulator has indicated that it will condition any of the regulatory approvals upon an increase in SUBJECT BANK's capital or compliance with any special capital requirement, standard or ratio.

             3.1.24 CRA. SUBJECT BANK was rated "Satisfactory" following its most recent Community Reinvestment Act examination by the FDIC. SUBJECT BANK has not received any notice of and SUBJECT BANK has no knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

             3.1.25 Year 2000. None of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by SUBJECT BANK or BancData Solutions, Inc. in the conduct of their respective businesses (collectively, the "Computer Systems") will malfunction, cease to function, generate incorrect data, or produce incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries (the "Year 2000 Problem") where such Year 2000 Problem would have a Material Adverse Effect on SUBJECT BANK. SUBJECT BANK's Computer Systems are in compliance in all material respects with all regulations and guidelines concerning the Year 2000 Problem promulgated or published by Federal or State Bank Regulators. Disclosure Schedule Section 3.1.25 sets forth a true and correct summary of SUBJECT BANK's analysis, plans and implementation status with respect to the Year 2000 Problem. Except as set forth on Disclosure Schedule
Section 3.1.25, SUBJECT BANK has no contracts with, or commitments to, any third-party with respect to its Computer Systems relating to the Year 2000 Problem and is not aware of any expense that it will incur in connection with the resolution of any Year 2000 Problem. To the best knowledge of SUBJECT BANK, there is no inability on the part of any customer, reinsurance company or service provider with which SUBJECT BANK transacts business to timely remedy their own deficiencies in respect of the Year 2000 Problem, which inability, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on SUBJECT BANK.

             3.1.26 Pooling of Interests Treatment; Tax Free Reorganization. As of the date hereof, SUBJECT BANK has no reason to believe that the Merger will not qualify as a pooling of interests for accounting purposes or as a reorganization within the meaning of Section 368 of the Code.

             3.1.27 Fairness Opinion. SUBJECT BANK has received an opinion from Carpenter & Company, addressed to SUBJECT BANK's Board of Directors, to the effect that as of the date hereof the Merger Consideration is fair, from a financial point of view, to the holders of the SUBJECT BANK Common Stock.

             3.1.28 Brokers. SUBJECT BANK has not employed any broker, finder or similar Person in connection with the Merger other than Carpenter & Company, and has not incurred and will not incur any broker's, finder's or similar fees, commissions or expenses in connection with the Merger excepting those of Carpenter & Company, the terms of which are set forth in Disclosure Schedule Section 3.1.28.

             3.1.29 Disclosure of All Material Matters. No statement of fact set forth in (a) this Agreement (including all information in the Disclosure Schedules and Exhibits hereto), (b) SUBJECT BANK's Form 10-K filed with the FDIC for the period ended December 31, 1997, (c) SUBJECT BANK's Forms 10-Q filed with the FDIC for the periods ended March 31, 1998 and June 30, 1998, (d) SUBJECT BANK's Interim Financial Statements, (e) each of SUBJECT BANK's Forms 10-Q and 10-K filed with the FDIC between the date hereof and the Closing Date (when the same are filed), (f) SUBJECT BANK's Reports of Condition and Reports of Income filed with the FDIC between the date hereof and the Closing Date (when the same are filed), or (g) SUBJECT BANK's Monthly Financial Statements (when the same are delivered), including in each case the financial statements included therein and other exhibits thereto, is or will be false or misleading in any material respect; nor does or will this Agreement (including all information in the Disclosure Schedules and Exhibits hereto, taken as a whole) or the above-referenced Forms 10-K, Forms 10-Q, Most Recent Financial Statements, Reports of Condition, Reports of Income or Monthly Financial Statements omit to state any material fact necessary in order to make the statements made or information disclosed, in the light of the circumstances under which they were made or disclosed, not misleading.

         3.2 By the Company. The Company represents and warrants as follows, except as specifically disclosed in the Disclosure Schedule:

             3.2.1 Organization, Standing and Power.

                  (a) The Company is a business corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a Material Adverse Effect on the Company. Copies of the Certificate of Incorporation and By-Laws of the Company, including all amendments thereto as of the date of this Agreement, have been delivered to SUBJECT BANK and are complete and correct. The minute books of the Company accurately reflect in all material respects all corporate actions held or taken by the Company's shareholders and Board of Directors, including all committees of such Board of Directors, except the meetings listed in Disclosure Schedule
         Section 3.2.1 for which minutes have not been prepared. The Company is a bank holding company duly registered under the Bank Holding Company Act.

                  (b) The Bank is a commercial banking corporation duly organized, validly existing and in good standing under the laws of the State of California, and is a wholly-owned direct subsidiary of the Company.

             3.2.2 Authority and Related Matters. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby (including the Merger), and has duly authorized the execution and delivery of this Agreement and the consummation of such transactions (including the Merger) by all necessary corporate action on the part of the Company's Board of Directors. The only vote of the holders of any class or series of SUBJECT BANK's securities necessary to approve this Agreement or the consummation of the Merger is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon approving the Merger, and the Board of Directors has directed the officers of the Company to submit the Merger and this Agreement to the holders of Company Common Stock for approval at a meeting of such shareholders or for approval of such shareholders by written consent. The Company has entered into agreements with shareholders of the Company holding greater than 50% of the Company Common Stock whereby such shareholders agree to vote in favor of the Merger. No other corporate proceedings on the part of the Company not heretofore taken are necessary to approve this Agreement or to consummate the Merger. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by SUBJECT BANK) constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms subject only to laws regarding bankruptcy, insolvency, reorganization, moratorium or otherwise affecting creditors' rights generally, and to the application of general principles of equity (whether considered in a proceeding in law or at equity).

             3.2.3 Conflicts. The execution and delivery of this Agreement does not, and the consummation of the Merger will not, result in any conflict with or violation of any provision of the Certificate of Incorporation or By-laws of the Company. Subject only to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings included among the Company Governmental Approvals, the execution and delivery of this Agreement does not, and the consummation of the Merger will not, result in any violation, conflict, default, creation of a right of termination, cancellation, acceleration, or loss of a material benefit under any Law or under any loan or credit agreement, note, mortgage, indenture, lease, employee benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license, or any judgment, order or decree, applicable to the Company or any of their properties or assets, which violation, conflict, default, creation of a right of termination, cancellation, acceleration, or loss of a material benefit could reasonably be expected to have a Material Adverse Effect on the Company.

             3.2.4 Consents. Except as disclosed on Disclosure Schedule Section
3.2.4 (collectively, the "Company Governmental Approvals"), no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the Company's execution and delivery of this Agreement or its consummation of the Merger, as to which the failure to obtain the same could reasonably be expected to have a Material Adverse Effect on the Company or materially interfere with the Company's ability to consummate the Merger.

             3.2.5 Registration Statement. The Company has provided to SUBJECT BANK a copy of the registration statement on Form S-1 that the Company filed with SEC on August 17, 1998 (the "S-1 Registration Statement") and a revised draft of the S-1 Registration Statement (draft of September 11, 1998) is set forth as Disclosure Schedule Section 3.2.5. As of the date of this Agreement, Disclosure Schedule Section 3.2.5 does not contain any statement of fact which is false or misleading in any material respect nor does it omit to state a material fact necessary in order to make the statements made or information disclosed therein, in the light of the circumstances under which they were made or disclosed, not misleading. No statement of fact with respect to the Company set forth in any document filed by the Company with the SEC between the date hereof and the Closing Date (when the same are filed) will be false or misleading in any material respect; nor will any such document omit to state any material fact necessary in order to make the statements made or information disclosed, in the light of the circumstances under which they were made or disclosed, not misleading.

             3.2.6 Absence of Certain Changes or Events. Except as disclosed on Disclosure Schedule Section 3.2.6, since August 17, 1998, (a) there has been no material adverse change in the business, property, assets (including loan and servicing portfolios), liabilities (whether absolute, contingent or otherwise), operations, liquidity, income or condition (financial or otherwise) of the Company (other than as a result of changes in banking laws or regulations of general applicability or interpretation thereof), and (b) each of the Company and the Bank has carried on its business in the ordinary and usual course consistent with its past practices.

             3.2.7 Pooling of Interests Treatment; Tax Free Reorganization. As of the date hereof, the Company has no reason to believe that the Merger will not qualify as a pooling of interests for accounting purposes or as a reorganization within the meaning of Section 368 of the Code.

             3.2.8 NASDAQ. To the Company's knowledge, immediately after the Closing, the Company will meet all of the criteria necessary in order for the Company Common Stock to be eligible for listing on the Nasdaq National Market System ("Nasdaq NMS") under Initial Listing Option No. 1 (as in effect as of the date of this Agreement), except that the Company makes no representation or warranty as to the number of broker-dealers, if any, that will be market makers in Company Common Stock.

                                   ARTICLE IV.
                              Additional Agreements
                              ---------------------

         4.1 Discussions with Third Parties.

             4.1.1 SUBJECT BANK (a) shall not, and shall instruct and cause each of its Representatives not to, solicit or encourage, directly or indirectly, inquiries or proposals with respect to any Strategic Transaction Proposal, and,
(b) except as expressly permitted by Section 4.1.2, shall not, and shall instruct and cause each of its Representatives not to, furnish any non-public information relating to or participate in any negotiations, discussions or other activities concerning, any Strategic Transaction with any Person other than the Company. SUBJECT BANK shall notify the Company promptly after any Strategic Transaction Proposal is received by, or any negotiations or discussions regarding a Strategic Transaction Proposal are sought to be initiated with, directly or indirectly, SUBJECT BANK or any of its Representatives, and shall disclose to the Company the identity of the third party making or seeking to make such Strategic Transaction Proposal, the terms and conditions thereof and such other information as the Company reasonably may request; provided, however, that if SUBJECT BANK receives a Strategic Transaction Proposal and the foregoing disclosure of such Strategic Transaction Proposal to the Company would violate a confidentiality agreement by which SUBJECT BANK is bound, SUBJECT BANK shall make the foregoing disclosure only to the maximum extent permissible under such confidentiality agreement. SUBJECT BANK represents and warrants to the Company that SUBJECT BANK is not subject to any such confidentiality agreement.

             4.1.2 Notwithstanding Section 4.1.1, following receipt of a Qualifying Strategic Transaction Proposal, neither SUBJECT BANK nor any of its Representatives shall be prohibited from (a) engaging in discussions or negotiations with a third party which has made a proposal that satisfies the requirements of a Qualifying Strategic Transaction Proposal and thereafter providing to such third party information previously provided or made available to the Company, provided the third party shall have entered into a confidentiality agreement substantially similar to the confidentiality provisions of Section 4.3 hereof, (b) taking and disclosing to the SUBJECT BANK Shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise making disclosure of the Qualifying Strategic Transaction Proposal to its shareholders, or (c) subject to the terms of Article VI of this Agreement, terminating this Agreement. A "Qualifying Strategic Transaction Proposal" shall mean a bona fide written Strategic Transaction Proposal with respect to which the Board of Directors shall have determined, after consultation with SUBJECT BANK's counsel, that the action by SUBJECT BANK contemplated under either clause
(a), (b) or (c), as applicable, of the immediately preceding sentence is required under the fiduciary duties owed by the Board of Directors to the SUBJECT BANK Shareholders, which determination has been made acting in good faith and on the basis of a written opinion from a financial advisor retained by SUBJECT

BANK to the effect that the financial terms of such Strategic Transaction Proposal are, from such shareholders' perspective, financially superior to the Merger Consideration.

             4.1.3 In the event that SUBJECT BANK receives a Qualifying Strategic Transaction Proposal, it shall, within ten (10) Business Days of its receipt thereof, give notice to the Company either (i) reaffirming SUBJECT BANK's intent to proceed under this Agreement and to consummate the Merger, or
(ii) terminating this Agreement pursuant to Section 6. If SUBJECT BANK does not, within such ten (10) Business Day-period, either expressly reaffirm its intent to proceed under this Agreement or terminate this Agreement pursuant to Section 6, the Company may at any time within thirty (30) days thereafter terminate this Agreement pursuant to Section 6.

         4.2 Joint Proxy Statement-Prospectus and S-4 Registration Statement; Shareholder Approval.

             4.2.1 The Company and SUBJECT BANK shall promptly prepare and file with the SEC the Joint Proxy Statement-Prospectus (including the preliminary form thereof) and the Company shall promptly prepare and file with the SEC a registration statement on form S-4 (the "S-4 Registration Statement"), in which the Joint Proxy Statement-Prospectus will be included as a prospectus. The Parties shall use all commercially reasonable efforts to file the preliminary proxy statement with the SEC within thirty (30) Business Days after the date of this Agreement. The Company's employees and advisors shall have principal responsibility for the preparing the Joint Proxy Statement-Prospectus. Each of the Company and SUBJECT BANK shall use all commercially reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and the Company and SUBJECT BANK shall thereafter as promptly as practicable mail the Joint Proxy Statement-Prospectus to their respective shareholders and convene meetings (or, with respect to the Company, take action by written consent) of their respective shareholders for the purpose of approving this Agreement, the proposed Merger and the other transactions contemplated hereby. The Company shall use all commercially reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required for the Company and SUBJECT BANK to carry out the transactions contemplated by this Agreement and SUBJECT BANK shall furnish all information concerning SUBJECT BANK and the holders of SUBJECT BANK Common Stock as may be reasonably requested in connection with any such action. Each Party shall promptly notify the other of the receipt by it of any comments of the SEC or state securities laws regulators and will promptly supply the other with copies of all correspondence between it and its representatives, on the one hand, and the SEC or Joint Proxy Statement-Prospectus, the S-4 Registration Statement or such "Blue Sky" permits and approvals.

             4.2.2 The Company and SUBJECT BANK shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement-Prospectus, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of the Company, SUBJECT BANK or any of their respective subsidiaries to any Governmental Entity in connection with the Joint Proxy Statement-Prospectus, the S-4 Registration Statement or the "Blue Sky" permits and approvals.

             4.2.3 Except as expressly provided in the immediately following sentence, the Joint Proxy Statement-Prospectus shall include the Recommendation of Approval by the SUBJECT BANK Board of Directors. Notwithstanding the immediately preceding sentence, in the event that SUBJECT BANK has received a Strategic Transaction Proposal and its Board of Directors has determined, in accordance with Section 4.1.2, that such Strategic Transaction Proposal constitutes a Qualifying Strategic Transaction Proposal, then its Board of Directors shall not be prohibited from failing to include a Recommendation of Approval in the Joint Proxy Statement-Prospectus, from retracting or qualifying its Recommendation of Approval if previously given, or from postponing or adjourning the meeting of the SUBJECT BANK Shareholders called for the purpose of approving the Merger.

             4.2.4 SUBJECT BANK represents and warrants to the Company that as of the date the Joint Proxy Statement-Prospectus is issued and as of the date its shareholders act to approve this Agreement and the transactions contemplated hereby, the Joint Proxy Statement-Prospectus will comply as to form in all material respects with the Exchange Act and the rules and regulations of the FDIC thereunder, and the Joint Proxy Statement-Prospectus will not at the time of its issuance and as of the date of the SUBJECT BANK Shareholder meeting to approve this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, except that no representation or warranty is made with respect to information set forth in the Joint Proxy Statement-Prospectus concerning the Company or the meeting of the shareholders of the Company to act upon approval of this Agreement and the transactions contemplated hereby. SUBJECT BANK will promptly advise the Company in writing if, at any time prior to the date of the SUBJECT BANK Shareholder meeting to approve this Agreement and the transactions contemplated hereby, it shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Joint Proxy Statement-Prospectus in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law and agrees to correct any statements that are or have become misleading.

             4.2.5 The Company represents and warrants to SUBJECT BANK that the S-4 Registration Statement, at the time it becomes effective and at the date of the SUBJECT BANK Shareholder meeting to act upon approval of this Agreement and the transactions contemplated hereby, and the Joint Proxy Statement-Prospectus, at the date of its issuance and at the date of the SUBJECT BANK Shareholder meeting to act upon approval of this Agreement and the transactions contemplated hereby, will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, and will not at any such time contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, except that no representation or warranty is made with respect to information set forth in the Joint Proxy Statement-Prospectus concerning SUBJECT BANK or the meeting of the SUBJECT BANK Shareholders to act upon approval of this Agreement and the transactions contemplated hereby. The Company will promptly advise SUBJECT BANK in writing if, at any time prior to the meeting of the SUBJECT BANK Shareholders to act upon approval of this Agreement and the transactions contemplated hereby, the Company shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the S-4 Registration Statement or the Joint Proxy Statement-Prospectus in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law and agrees to correct any statements that are or have become misleading.

             4.2.6 SUBJECT BANK shall use all commercially reasonable efforts to cause to be delivered to the Company letters from its independent accountants dated the date on which the S-4 Registration Statement or last amendment thereto shall become effective, and dated the Closing Date, and addressed to the Company and SUBJECT BANK, with respect to SUBJECT BANK's consolidated financial position and the results of operations, which letters shall be based on SAS 72 and certain agreed-upon procedures, which procedures shall be consistent with applicable professional standards for letters delivered by independent accountants in connection with comparable transactions, and each in form and substance which is reasonably satisfactory to the Company.

             4.2.7 SUBJECT BANK shall identify in a letter to the Company, after consultation with counsel, all persons who, at the time of the meeting of its stockholders referred to in Section 4.2.1, it believes may be deemed to be "affiliates" of SUBJECT BANK, as that term is defined for purposes of paragraphs
(c) and (d) of Rule 145 under the Securities Act and/or as used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the SEC (the "Seller Affiliates"). SUBJECT BANK shall use all commercially reasonable efforts to cause each person who is identified as a Seller Affiliate in the letter referred to above to deliver to the Company at least forty (40) days prior to the Effective Time an executed copy of SUBJECT BANK Affiliates Agreement in the form of Exhibit 4.2.7. Prior to the Effective Time, SUBJECT BANK shall amend and supplement such letter and use all commercially reasonable efforts to cause each additional person who is identified as a Seller Affiliate to execute a copy of SUBJECT BANK Affiliates Agreement. Within thirty (30) days after the end of the first fiscal quarter of the Company ending at least thirty (30) days after the Effective

Time, the Company will publish results including at least thirty (30) days of combined operations of the Company and SUBJECT BANK as referred to in SUBJECT BANK Affiliates Agreement as contemplated by and in accordance with SEC Accounting Series Release No. 135.

             4.2.8 The Company shall identify in a letter to SUBJECT BANK, after consultation with counsel, all persons who, at the time of the meeting of its stockholders (or the time of the written consent of its stockholders) referred to in Section 4.2.1, it believes may be deemed to be "affiliates" of the Company, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act and/or as used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the SEC (the "Company Affiliates"). The Company shall use all commercially reasonable efforts to cause each person who is identified as a Company Affiliate in the letter referred to above to deliver to the Company at least forty (40) days prior to the Effective Time an executed copy of an affiliates agreement satisfactory to the Company.

         4.3 Access.

             4.3.1 With Respect to SUBJECT BANK. SUBJECT BANK shall make available to the Company all information regarding itself that the Company reasonably may request, and shall authorize all commercially reasonable visits to its premises with such staff, consultants and experts as the Company reasonably may request. The Company agrees to coordinate closely all such activities with SUBJECT BANK's President or Chief Financial Officer and to conduct any such inquiries with appropriate discretion and sensitivity to SUBJECT BANK's relationships with its employees, customers and suppliers.

             4.3.2 With Respect to the Company. Upon reasonable notice, the Company shall afford SUBJECT BANK, and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the date of the meeting of shareholders of the Company held to vote (or written consent voting) upon the transactions contemplated by this Agreement, to such information regarding the Company and its subsidiaries as shall be reasonably necessary for SUBJECT BANK to fulfill its obligations pursuant to this Agreement to prepare the Joint Proxy Statement-Prospectus. In addition to the foregoing, the Company shall, within a reasonable period of time prior to the Closing, afford SUBJECT BANK and its officers, employees, counsel, accountants and other authorized representatives, such access as is reasonably necessary to confirm that the representations and warranties of the Company made herein are true and correct in all material respects. Notwithstanding the foregoing, in its discretion, the Company may limit or exclude the provision of and access to information relating to any actual or proposed acquisition or business combination by the Company that is unrelated to the Merger. The Company shall furnish promptly to SUBJECT BANK a copy of each application, report, schedule, correspondence and other document filed by the Company with or received by the Company from any Governmental

Entity in connection with the transactions contemplated hereunder, and the Company agrees to notify SUBJECT BANK by telephone within 24 hours of receipt of any adverse oral communication from any Governmental Entity regarding the outcome of any regulatory applications required in connection with the Merger. Neither the Company nor any of its subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or would contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. No investigation pursuant to this Section 4.3.2 by SUBJECT BANK shall affect of be deemed to modify or waive any representation or warranty made herein by the Company or the conditions to the obligation of SUBJECT BANK to consummate the transactions contemplated by this Agreement. SUBJECT BANK agrees to coordinate closely all such activities with the Company's President or Chief Financial Officer and to conduct any such inquiries with appropriate discretion and sensitivity to the Company's relationships with its employees, customers and suppliers.

             4.3.3 Confidentiality. Each Party acknowledges that certain of the information made available to it pursuant to this Section 4.3 and otherwise in connection with the Merger may be confidential, proprietary or otherwise nonpublic, and each Party agrees, for itself and for each of its Representatives, that it (i) shall hold in confidence all confidential information received by it from or with regard to the other Party ("Confidential Information") subject to the terms of this Section 4.3, (ii) shall disclose such Confidential Information only to those of its Representatives and, in the case of the Company, its current or prospective investors, and other sources of capital, in each case having a need to know the same for purposes of evaluating, negotiating or implementing the financing of the Merger, and (iii) shall inform each Representative or investor to whom Confidential Information is disclosed that such information is confidential and direct such Representative or current or prospective investor not to disclose the same. Each Party shall remain responsible for any disclosure of Confidential Information by any of its Representatives or investors. Each Party further agrees that, upon the request of the other Party given following any termination of this Agreement, the receiving Party and each of its Representatives either shall return to the requesting Party all Confidential Information received by the receiving Party and its Representatives (including all compilations, analyses or other documents prepared by it that contain Confidential Information) or shall certify that the same has been destroyed. As used herein, Confidential Information shall not include (i) information that is or becomes generally available to the public other than as a result of a breach of this Agreement, (ii) information that the receiving Party demonstrates was known to it on a non-confidential basis prior to receiving such information from the other Party, (iii) information that the receiving Party develops independently without relying on Confidential Information, and (iv) information that becomes available to the receiving Party on a non-confidential basis from another source if the source was not known to or not reasonably believed by the receiving Party to be subject to any prohibition against disclosing such information.

             4.4 Prosecution of Regulatory Filings; Cooperation. The Parties shall cooperate with each other and use all commercially reasonable efforts to prepare and file promptly all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the Merger. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Merger and each Party will keep the other apprised of the status of matters relating to completion of the Merger. Each Party shall, upon request, furnish the other Party with all information concerning itself as may be reasonably necessary or advisable in connection with any filing or application made by or on behalf of such Party to any Governmental Entity in connection with the Merger. Each Party shall promptly advise the other Party upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the Merger which causes such Party to believe that there is a reasonable likelihood that any required Governmental Approval will not be obtained or that the receipt of any such Governmental Approval will be materially delayed. Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use all reasonable efforts to, as promptly as practicable, take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement or to vest the Company, indirectly through the Surviving Corporation, with full title to all properties, assets, rights, approvals, immunities and franchises of SUBJECT BANK. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Company with full title to all properties, assets, rights, approvals, immunities and franchises of SUBJECT BANK, the proper officers and directors of each party to this Agreement shall take all such necessary action.

             4.5 Advice of Changes. Each Party shall promptly advise the other Party of any change or event having a Material Adverse Effect on it or which it believes would or may be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or to preclude the satisfaction of one or more of the conditions set forth in
Article V. From time to time prior to the Closing Date, each Party will promptly supplement or amend the Disclosure Schedules delivered by it in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules, or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby; provided, however, that no such supplement or amendment to the Disclosure Schedules shall have any effect for the purpose of determining the accuracy of any representation or warranty when made, for determining satisfaction of the conditions set forth in Article V, or for determining the compliance by any Party with any other provision of this Agreement.

             4.6 Current Information. During the period from the date of this Agreement to the Closing Date, SUBJECT BANK will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than bi-weekly) with representatives of the Company and to report the general status of its ongoing operations. SUBJECT BANK will promptly notify the Company of any material change in the normal course of its business or in the operation of its properties and of any governmental complaint, investigation or hearing (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving it, and will keep the Company fully informed of such events. SUBJECT BANK will keep the Company fully informed of the status of, and the action proposed to be taken with respect to, Classified Assets that, individually or in combination with one or more other loans to the same borrower thereunder, have an aggregate carry value of $100,000 or more. SUBJECT BANK will provide to the Company copies of the minutes (or consents in lieu of meeting) of its loan committee, its Board of Directors and all committees thereof promptly following each such meeting; provided, however, that SUBJECT BANK may omit therefrom any portion of such minutes that it determines, with the concurrence of its counsel, relates to (a) the SUBJECT BANK compliance or non-compliance with the terms of this Agreement, or (b) any Strategic Transaction or Strategic Transaction Proposal other than the Merger.

             4.7 Interim and Annual Financial Statements. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement and prior to the Closing Date (excepting the quarter ending December 31, 1998), each Party will deliver to the other Party its Quarterly Reports on Form 10-Q as filed with the FDIC or SEC, as applicable, and as soon as reasonably available, but in no event later than March 31, 1999 (provided that the Closing has not yet occurred and the Agreement has not theretofore been terminated), will deliver to the other Party its Annual Report on Form 10-K for the period ending December 31, 1998, as filed with the FDIC or SEC, as applicable. SUBJECT BANK will deliver to the Company monthly financial statements (the "Monthly Financial Statements"), prepared in accordance with GAAP (excepting only by the absence of footnotes and other presentation items and subject to normal year-end adjustments) and otherwise in the form delivered to the members of SUBJECT BANK's Board of Directors, no later than the time at which such financial statements are delivered to such Directors but in no event later than the twenty-first calendar day of the month immediately following the month to which such financial statements relate. The Company will deliver to SUBJECT BANK financial statements, prepared in accordance with GAAP (excepting only by the absence of footnotes and other presentation items and subject to normal year-end adjustments) and otherwise in the form delivered to the members of the Company's Board of Directors, no later than the time at which such financial statements are delivered to such Directors. The Company will deliver to SUBJECT BANK promptly after the filing thereof copies of all documents filed by the Company with the SEC.

             4.8 Conduct of Business. SUBJECT BANK shall (a) conduct its business in the usual, regular and ordinary course of business consistent with the past practice (except as required by applicable Law or as required by this Agreement), (b) use all commercially reasonable efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees (including by causing its current insurance policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such event replacement policies providing substantially similar coverage for substantially similar (or lesser) premiums are in full force and effect),
(c) conduct relations with its employees, including hiring and terminating practices, only in the ordinary course of business and consistent with past practice, (d) take no action which would adversely affect or delay the ability of SUBJECT BANK to obtain any necessary approvals of any Governmental Entity required for the Merger or for the transactions contemplated in connection therewith, or to perform its covenants and agreements under this Agreement, and
(e) take no action which would prevent or impede the Merger from qualifying for pooling of interests accounting treatment and as a reorganization within the meaning of Section 368 of the Code. Through the Effective Time, SUBJECT BANK will maintain the Records in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. The Company may, at its own expense, make such copies of and excerpts from the Records as it may deem desirable. All Records, whether held by the Company or SUBJECT BANK, shall be maintained for such periods as are required by law, unless the parties shall, applicable law permitting, agree in writing to a different period.

         4.9 Certain Operating Covenants. Without the Company's prior written consent (which consent, in the case of Sections 4.9.9 through 4.9.14, shall not be unreasonably withheld or delayed), SUBJECT BANK shall not:

             4.9.1 declare or make any payment or distribution with respect to its capital stock or other securities, whether by way of payment of interest or principal, redemption, dividend or otherwise;

             4.9.2 (a) create, authorize, issue, sell or deliver any of its capital stock, bonds or other of its securities (whether authorized and unissued or held in treasury) or any instrument convertible into any of them; (b) grant or otherwise issue any options, warrants or other rights with respect thereto;
(c) amend the terms of any rights with regard to the SUBJECT BANK securities; or
(d) split up, combine or reclassify any of its outstanding stock;

             4.9.3 acquire, by merging or consolidating with, by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business, including any corporation, partnership, association or other business organization or division thereof;

             4.9.4 excepting those matters identified on Exhibit 4.9.4, (a) create, renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the applicable Party is a party or by which the applicable Party or any of its properties is bound, excepting only contracts, agreements and leases under which the aggregate annual payments by either party do not exceed $50,000, (b) make any single capital expenditure exceeding $50,000 or any capital expenditures exceeding $100,000 in the aggregate, or (c) relocate or terminate, or file any application to relocate or terminate, the operations of any of its banking offices;

             4.9.5 enter into any new line of business;

             4.9.6 change its methods of accounting in effect at December 31, 1997, except as required by changes in GAAP or RAP as concurred with by the applicable Party's independent auditors;

             4.9.7 commit any act or omission which constitutes a Violation of any Law, Regulatory Agreement or any material contract or license to which the applicable Party is a party or by which it or any of its properties is bound which Violation, individually or in the aggregate, has or reasonably could be expected to have a Material Adverse Effect on such Party;

             4.9.8 make any equity investment in any real estate or real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with prudent banking practices;

             4.9.9 sell, lease, assign, transfer or otherwise dispose of any property or asset, except for (a) investment portfolio transactions in the ordinary course of business and substantially consistent with past practice; and
(b) sales of assets having a gross book value not in excess of $50,000 individually or $100,000 in the aggregate;

             4.9.10 (a) enter into any agreement with any labor union or association representing any employee, (b) institute, amend or terminate any Benefit Plan, (c) pay any pension or retirement allowance to any Person not required by an existing plan or agreement, (d) except as set forth on Schedule 3.1.13, increase in any manner the compensation or fringe benefits of, or pay any bonus to, any officer or employee other than customary annual (or less frequent) increases in the wages or salaries of non-officer employees consistent with past practice, which increases on an annualized basis do not increase the salary or wage of any individual employee by more than 5% and in the aggregate do not increase personnel costs for all non-officer employees by more than 2% over the levels in effect as of December 31, 1997, (e) increase any other direct or indirect compensation or employee benefit for or to any of its officers, directors or employees, or (f) purchase, enter into a new lease for, or extend or renew any lease for, any automobile for any employee of SUBJECT BANK;

             4.9.11 make, amend or compromise any loan or advance (whether in cash or other property) to any officer, to any director, or to any holder of record or beneficial owner of 3% or more of the SUBJECT COMPANY Common Stock, except advances made to employees in the usual, regular and ordinary course of business consistent with the past practice;

             4.9.12 (a) excepting those matters identified on Exhibit 4.9.12, make, amend or renew, or enter into any commitment to make, amend or renew, any loan if, as a result of the disbursement of the proceeds of such loan, the total Borrower Group Obligations (including accrued and unpaid interest) of the borrower to the applicable Party would exceed $300,000 with respect to unsecured loans or $500,000 with respect to secured loans, except that if the Company does not grant or refuse its consent or reasonably request additional information regarding such proposed loan within five Business Days of the Company's receipt of SUBJECT BANK's request for consent, then such the Company shall be deemed to have granted its consent; or (b) amend or renew, or enter into any commitment to amend or renew, any Criticized Asset with an unpaid balance (including accrued and unpaid interest) in excess of $250,000;

             4.9.13 incur any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, in each case except in the usual, regular and ordinary course of business consistent with the past practice, it being understood and agreed that the creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit and entering into repurchase agreements shall be deemed to be in the ordinary course of business so long as the maturity of such indebtedness does not exceed (a) 24 months in the case of retail certificates of deposit in amounts of $100,000 or less, and (b) 12 months in the case of all other such indebtedness;

             4.9.14 restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, it being understood and agreed that investment portfolio transactions in the ordinary course of business and substantially consistent with past practice shall be deemed to constitute a material change in a Party's investment portfolio only if the number and/or nature of such transactions causes a material change in the makeup of the portfolio taken as a whole; or

             4.9.15 enter into any agreement or commitment to do any of the foregoing.

         4.10 Certain Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Company shall not take any action which would prevent or impede the Merger from qualifying for pooling of interests accounting treatment and as a reorganization within the meaning of
Section 368 of the Code; provided, however, that nothing herein shall limit the ability of the Company to exercise its rights under the SUBJECT BANK Stock Option Agreement. The Company shall use all commercially reasonable efforts to cause the Company Common Stock, including without limitation, the Company Common Stock to be received by SUBJECT BANK Shareholders in the Merger, to be listed on the Nasdaq NMS as soon as practical after the Closing.

         4.11 Covenants Regarding Employees, Directors and Officers.

             4.11.1 Employee Benefit Plans. (a) The Company agrees to provide the employees of SUBJECT BANK (the "SUBJECT BANK Employees") who remain employed after the Closing Date (collectively, the "Transferred SUBJECT BANK Employees") with the types and levels of employee benefits maintained by the Company for similarly situated employees of the Company or the Bank. As soon as administratively practicable after the Effective Time, the Company shall permit the Transferred SUBJECT BANK Employees to participate in the Company's group hospitalization, medical, life and disability insurance plans, defined benefit pension plan, thrift plan, severance plan and similar plans, on the same terms and conditions as applicable to comparable employees of the Company and the Bank (including the waiver of pre-existing conditions, restrictions, exclusions or limitations), giving the Transferred SUBJECT BANK Employees full credit for all "years of service," as that term is defined in Section 411(a)(5) of the Code, with SUBJECT BANK and its subsidiaries (to the extent SUBJECT BANK gave effect) as if such service were with the Company, for purposes of eligibility, vesting and calculation of benefits under vacation, severance and other plans, but not for benefit accrual for any other purpose.

         (b) Compensation Arrangements. Following the Effective Time, the Company shall honor and shall cause each of its subsidiaries to honor in accordance with their terms all individual employment and other compensation agreements existing prior to the execution of this Agreement, which are between SUBJECT BANK and any current or former director, officer or employee thereof, and which have been disclosed in the Disclosure Schedule, except as the same are modified by the Executive Compensation Amendments, and the Company will not, and will not cause any of its subsidiaries to, challenge the validity of any obligation of SUBJECT BANK under any employment, consulting, supplemental retirement or other compensation, contract or arrangement with any current or former director, officer or employee of SUBJECT BANK, provided such contract or arrangement was set forth in the Disclosure Schedule.

         (c) Continuation of Plans. Notwithstanding anything to the contrary contained herein, the Company shall have sole discretion with respect to the determination as to whether to terminate, merge or continue any employee benefit plans and programs of SUBJECT BANK to the extent permitted by and in accordance with the terms of such plans and programs; provided, however, that the Company shall continue to maintain SUBJECT BANK plans (other than stock based or incentive plans) until SUBJECT BANK Employees are permitted to participate in the Company's plans in accordance with this Section 4.11.1. Nothing in this Agreement shall alter or limit the Company's obligations, if any, under ERISA, as amended by the Consolidated Omnibus Budget Reconciliation Act of 1985 and/or the Health Insurance Portability and Accountability Act of 1996 with respect to the rights of SUBJECT BANK Employees and their qualified beneficiaries in connection with the group health plan maintained by SUBJECT BANK as of the Effective Time.

             4.11.2 Indemnification. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of SUBJECT BANK (collectively, the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer or employee of SUBJECT BANK or any of its predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use all commercially reasonable efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, the Company shall indemnify and hold harmless, as and to the fullest extend permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Company; provided, however, that (a) the Company shall have the right to assume the defense thereof and upon such assumption the Company shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party of any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Company elects not to assume such defense, or counsel for the Indemnified Parties reasonably advised the Indemnified Parties that there are issues which raise conflicts of interest between the Company and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Company, and the Company shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (b) the Company shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (c) the Company shall not be liable for any settlement without its prior written consent (which consent shall not be unreasonably withheld) and (d) the Company shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 4.11.2, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company thereof, provided that the failure to so notify shall not affect the obligations of the Company under this Section 4.11.2 except to the extent such failure to notify materially prejudices the Company. The Company's obligations under this Section 4.11.2 continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

         (b) In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligation set forth in this section.

             4.11.3 Tail Insurance. The Company shall obtain so-called "tail insurance" with respect to SUBJECT BANK's directors and officers liability insurance policy for a three-year period following the Effective Time so long as the premium therefor does not exceed one hundred fifty (150) percent of the 1998 premium for SUBJECT BANK's directors and officers liability insurance.

                                   ARTICLE V.
                              Conditions to Closing
                              ---------------------

         5.1 Conditions to Obligations of Both Parties. The obligations of the Company and SUBJECT BANK to consummate the Merger are subject to the satisfaction of each of the following conditions:

             5.1.1 Approval by Shareholders. The Merger shall have been approved by the affirmative vote of the holders of a majority of all shares of SUBJECT BANK Common Stock entitled to vote thereon and the affirmative vote of the holders of a majority of all shares of the Company Common Stock entitled to vote thereon.

             5.1.2 Regulatory Approvals. All necessary approvals of any Governmental Entity required for the consummation of the Merger (including the SUBJECT BANK Governmental Approvals and the Company Governmental Approvals) shall have been obtained and shall remain in full force and effect; all statutory or other required waiting periods in respect thereof shall have expired; and no approval of any Governmental Entity shall have imposed any condition or requirement which, in the reasonable opinion of the Company, would so materially adversely affect the economic or business benefits to the Company of the Merger so as to render inadvisable the consummation thereof.

             5.1.3 Effectiveness of S-4 Registration Statement; Listing of Stock. The S-4 Registration Statement shall have become effective under the Securities Act, no stop order suspending its effectiveness shall have been issued, and no proceedings for that purpose shall have been initiated or shall be threatened by the SEC.

             5.1.4 No Pending or Threatened Claims. There shall be no claim, action, suit, investigation or other proceeding pending or overtly threatened before any court or other Governmental Entity that presents a substantial risk of restraint or prohibition of the Merger, or the obtaining of material damages from SUBJECT BANK or the Company or their respective officers or directors in connection therewith; and no such restraint or prohibition shall be effective as of the Closing, whether or not the action in which the same was entered shall remain pending.

             5.2 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are further subject to the satisfaction of, or the Company's written waiver of, each of the following conditions:

             5.2.1 Accuracy of Representations and Warranties; Compliance with Covenants. SUBJECT BANK's representations and warranties contained in this Agreement shall have been true and correct as of the dates when made, and SUBJECT BANK shall have performed, satisfied and complied with, in all material respects, each of its agreements and covenants contained in Articles II and IV and elsewhere in this Agreement.

             5.2.2 Bringdown of Representations and Warranties. SUBJECT BANK's representations and warranties contained in this Agreement remain true and correct as of the Closing as though made at and as of the Closing, excepting only representations and warranties which speak expressly as of an earlier specified date.

             5.2.3 SUBJECT BANK Common Stock Outstanding. There shall be no shares of SUBJECT BANK Common Stock or other SUBJECT BANK securities issued and outstanding as of the Effective Time other than the 767,342 shares issued and outstanding as of the date hereof.

             5.2.4 Dissenting SUBJECT BANK Shares. The aggregate number of shares of SUBJECT BANK Common Stock owned by Persons who have made a demand for purchase under Section 1301 of the California Corporation Code shall constitute less than 5% of all shares of SUBJECT BANK Common Stock outstanding as of the date of the meeting of the SUBJECT BANK Shareholders called for the purpose of voting on the Merger.

             5.2.5 Unsatisfactory Regulatory Review. SUBJECT BANK shall not have received between the date of this Agreement and the Closing an "unsatisfactory" rating in any supervisory, CRA or compliance exam conducted by any Regulatory Authority.

             5.2.6 Tax and Accounting Opinions. The Company shall have received
(a) an opinion of Nutter, McClennen & Fish, LLP, the Company's tax counsel, addressed to the Company's Boards of Directors and dated as of the Closing Date, substantially to the effect that, based upon representations, assumptions and conditions customary for transactions such as the Merger, the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and that Merger Sub and SUBJECT BANK will each be a party to such reorganization within the meaning of
Section 368(b) of the Code; and (b) an opinion of PricewaterhouseCoopers LLP addressed to the Company's Board of Directors and dated as of the Closing Date, to the effect that the Merger will qualify for "pooling of interests" accounting treatment; provided, however, that this condition shall not constitute a basis for termination by the Company if it has taken any action that prevents either such opinion from being rendered.

             5.2.7 Third Party Consents. The consent, approval or waiver of each Person (other than the Governmental Entities referred to in Section 5.1.2) whose consent, approval or waiver shall be required in order to permit the consummation of the Merger or the preservation of the contractual rights of SUBJECT BANK with respect to its business shall have been obtained except where the failure to obtain such consent, approval or waiver would not materially adversely affect the economic or business benefits to the Company of the Merger contemplated by this Agreement, so as to render inadvisable the consummation of the Merger in the reasonable judgment of the Company.

             5.2.8 Receipt of Officers' Certificates. SUBJECT BANK shall have delivered to the Company (a) a certificate, executed by the President and Chief Financial Officer of SUBJECT BANK and dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 5.1 (with regard to SUBJECT BANK only) and Section 5.2, including a certification that each representation or warranty of SUBJECT BANK contained in Article III is true and correct as of the Closing Date (or, if such certification cannot be made, specifying the exceptions thereto), excepting only representations and warranties which speak expressly as of an earlier specified date, and (b) a certificate, executed by the Chief Financial Officer of SUBJECT BANK and dated as of not more than three (3) Business Days prior to the Closing

Date, containing, and certifying to the accuracy of, the same information required to be included on Part A of Schedule 3.1.11 had such Schedule been delivered as of the date of such certificate.

             5.2.9 Noncompetition Agreement. Each director of SUBJECT BANK that is not an employee of SUBJECT BANK shall have executed and delivered to the Company a Nondisclosure and Noncompetition Agreement substantially in the form attached hereto as Exhibit 5.2.9.

             5.2.10 Documents and Instruments in Satisfactory Form. All corporate and other proceedings in connection with this Agreement and with the Merger and all documents and instruments incidental to the Merger shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         5.3 Conditions to the Obligations of SUBJECT BANK. The obligations of SUBJECT BANK to consummate the Merger are further subject to the satisfaction of, or SUBJECT BANK's written waiver of, each of the following conditions:

             5.3.1 Accuracy of Representations and Warranties; Compliance with Covenants. The Company's representations and warranties contained in this Agreement shall have been true and correct as of the dates when made, and the Company shall have performed, satisfied and complied with, in all material respects, each of its agreements and covenants contained in Articles II and IV and elsewhere in this Agreement.

             5.3.2 Bringdown of Representations and Warranties. The Company's representations and warranties contained in this Agreement remain true and correct as of the Closing as though made at and as of the Closing, excepting only representations and warranties which speak expressly as of an earlier specified date.

             5.3.3 Delivery of Shares to Exchange Agent. The Company shall have issued and delivered to the Exchange Agent one or more certificates representing the full number of shares of Company Common Stock issuable to the holders of SUBJECT BANK Common Stock as Merger Consideration.

             5.3.4 Tax and Accounting Opinions. SUBJECT BANK shall have received
(a) an opinion of SUBJECT BANK's tax counsel or tax accountants, addressed to SUBJECT BANK's Boards of Directors and dated as of the Closing Date, substantially to the effect that, based upon representations, assumptions and conditions customary for transactions such as the Merger, the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and that Merger Sub and SUBJECT

BANK will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and (b) an opinion of Grant Thornton LLP addressed to the SUBJECT BANK's Board of Directors and dated as of the Closing Date, to the effect that the Merger will qualify for "pooling of interests" accounting treatment; provided, however, that this condition shall not constitute a basis for termination by SUBJECT BANK if it has taken any action that prevents either such opinion from being rendered.

             5.3.5 Receipt of Officers' Certificate. SUBJECT BANK shall have received from the Company a certificate, executed by the President and Chief Financial Officer of the Company and dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 5.1 (with regard to the Company only) and Section 5.3, including a certification that each representation or warranty of the Company contained in Article III is true and correct as of the Closing Date (or, if such certification cannot be made, specifying the exceptions thereto), excepting only representations and warranties which speak expressly as of an earlier specified date.

             5.3.6 Documents and Instruments in Satisfactory Form. All corporate and other proceedings in connection with this Agreement and with the Merger and all documents and instruments incidental to the Merger shall be reasonably satisfactory in substance and form to SUBJECT BANK and its counsel, and SUBJECT BANK and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                                   ARTICLE VI.
                          Termination; Termination Fee
                          ----------------------------

         This Agreement may be terminated, and the Merger abandoned, prior to the Closing by the following means and with the following effects:

         6.1 By Mutual Agreement. SUBJECT BANK and the Company may terminate this Agreement by mutual written consent at any time.

         6.2 Regulatory Impediment. Either the Company (on behalf of itself and Merger Sub) or SUBJECT BANK may unilaterally terminate this Agreement at any time prior to the Closing if (a) a Bank Regulator shall have made a final determination denying an application of either Party the granting of which is essential to the consummation of the Merger, or (b) the occurrence of the Closing would violate any final order, decree or judgment of any court having competent jurisdiction.

         6.3 By the Company. The Company may unilaterally terminate this
Agreement:

             6.3.1 if SUBJECT BANK has breached any representation or warranty contained in this Agreement, or has failed to perform, satisfy or comply with in any material respect any of its agreements and covenants contained in this Agreement (other than as described in Section 6.2.2), such termination to take effect fifteen (15) Business Days following notice to SUBJECT BANK identifying such breach if such breach has not been cured prior to the expiration of such period;

             6.3.2 upon notice to SUBJECT BANK if (a) SUBJECT BANK has not reaffirmed its intent to proceed with the Merger pursuant to Section 4.1.3 following its receipt of a Qualifying Strategic Transaction Proposal, or (b) its Board of Directors fails to give its Recommendation of Approval to the holders of the SUBJECT BANK Common Stock, or withdraws its Recommendation of Approval prior to the affirmative vote of such shareholders, whether or not such failure or withdrawal is permitted under Section 4.2.3, provided that in the case of a termination under this Section 6.3.2, the Company shall be entitled to receive from SUBJECT BANK the Termination Fee, which shall be the Company's sole and exclusive remedy against SUBJECT BANK at law or in equity;

             6.3.3 upon notice to SUBJECT BANK if any of the conditions to the obligations of the Company contained in Section 5.2 has not been satisfied as of the Closing Date;

             6.3.4 upon notice to SUBJECT BANK at any time after 12:00 noon (Pacific time) on April 30, 1999, if the Closing shall not have occurred prior to such date and time, unless such failure results primarily from the Company breaching any of its representations, warranties, covenants or agreements contained in this Agreement, provided, that if the basis for such termination is the failure of the SUBJECT BANK Shareholders to approve the Merger, the Company shall be entitled to receive from SUBJECT BANK the Termination Fee, which shall be the Company's sole and exclusive remedy against SUBJECT BANK at law or in equity;

         6.4 By SUBJECT BANK. SUBJECT BANK may unilaterally terminate this
Agreement:

             6.4.1 if the Company has breached any representation or warranty contained in this Agreement, or has failed to perform, satisfy or comply with in any material respect any of its agreements and covenants contained in this Agreement, such termination to take effect fifteen (15) Business Days following notice to the Company identifying such breach if such breach has not been cured prior to the expiration of such period;

             6.4.2 upon notice to the Company if SUBJECT BANK receives a Qualifying Strategic Transaction Proposal; provided, however, that a condition to the effectiveness of any termination pursuant to this Section 6.4.2 is the payment of the Termination Fee to the Company by SUBJECT BANK which payment shall be the Company's sole and exclusive remedy against SUBJECT BANK at law or in equity;

             6.4.3 upon notice to the Company if the SUBJECT BANK Shareholders fail to approve the Merger at the meeting of the SUBJECT BANK Shareholders called for the purpose of voting on the Merger; provided, however, that a condition to the effectiveness of any termination pursuant to this Section 6.4.3 is SUBJECT BANK's payment of the Termination Fee which payment shall be the Company's sole and exclusive remedy against SUBJECT BANK at law or in equity;

             6.4.4 upon notice to the Company if any of the conditions to the obligations of SUBJECT BANK contained in Section 5.3 has not been satisfied as of the Closing Date; or

             6.4.5 upon notice to the Company after 12:00 noon (Pacific time) on April 30, 1999, if the Closing shall not have occurred prior to such date and time, unless the failure results primarily from SUBJECT BANK breaching any of its representations, warranties, covenants or agreements contained in this Agreement; provided, however, that if the basis for such termination is the failure of the SUBJECT BANK Shareholders to approve the Merger, a condition to the effectiveness of such termination is SUBJECT BANK's payment of the Termination Fee which payment shall be the Company's sole and exclusive remedy against SUBJECT BANK at law or in equity.

         6.5 Termination Fee. The "Termination Fee" means Five Hundred Thousand Dollars ($500,000) and the Company's expenses, in same day funds.

         6.6 Effect of Termination; Remedies.

             6.6.1 General. In the event this Agreement is terminated pursuant to this Article VI, this Agreement shall become void and of no effect and neither Party shall have any liabilities or other obligations whatsoever hereunder, except that (a) the provisions of Section 4.3 relating to Confidential Information, Article VI and Section 7.2 shall survive such termination, and (b) notwithstanding anything else to the contrary contained herein, neither Party shall be relieved of or released from any liability or damages arising out of its breach of any provision of this Agreement prior to such termination.

             6.6.2 Remedies Cumulative Generally. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

                                  ARTICLE VII.
                                  Miscellaneous
                                  -------------

         7.1 Closing. Unless the Parties shall mutually fix another date, the Closing Date shall be on such Business Day as the Company shall select that is not more than thirty (30) Business Days after the Final Approval Date or such later date on which the latest to occur of the conditions set forth in Section
5.1 is satisfied. Subject to the fulfillment or waiver of those conditions and the other conditions set forth in Article V, the Closing of the Merger shall take place at the offices of SUBJECT BANK's counsel in Los Angeles, California, at 10:00 a.m. (local time) on the Closing Date. Except as otherwise provided herein, all proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously as of the Effective Time, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

         7.2 Expenses. Except as expressly provided in Sections 6.3 and 6.4 with respect to reimbursement of the Company's Expenses under certain circumstances, each Party shall be responsible for its own Expenses.

         7.3 Publicity. Promptly following the execution and delivery of this Agreement, SUBJECT BANK and the Company shall issue a joint press release in a form mutually to be agreed upon. SUBJECT BANK and the Company shall not, and shall instruct their Representatives not to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, this Agreement or the Merger without the consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, in the event that either the Company or SUBJECT BANK determines, based upon the advice of counsel, that a press release, disclosure in a public filing, or other public disclosure of, or reference to, this Agreement, the Merger or the Company is required by law, such Party shall first notify the other of the potential disclosure, afford the other Party a reasonable opportunity to review and comment on the proposed disclosure, and obtain the other Party's approval of such disclosure, which approval shall not be withheld or delayed in any manner that is unreasonable under the circumstances.

         7.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by electronic facsimile transmission (with confirmation) or on the next business day after dispatch by an overnight courier of national reputation to the respective Parties as follows:

   If to the Company, to it at:

   Eldorado Bancshares, Inc.
   24012 Calle de la Plata, Suite 150
   Laguna Hills, California 92653
   Attention: Robert P. Keller, President & CEO
   fax:  (714) 891-8884

   with a copy to:

   Nutter, McClennen & Fish, LLP
   One International Place
   Boston, Massachusetts  02110-2699
   Attention: Michael K. Krebs, Esquire
   fax:  (617) 973-9748


   If to SUBJECT BANK, to it at:

   Antelope Valley Bank
   831 W. Lancaster Boulevard
   Lancaster, California 93534
   Attention: Clyde G. Golding, Chairman
   fax:  (805) 942-6093

   with copies to:

   King, Purtich, Holmes, Paterno & Berliner, LLP
   1900 Avenue of the Stars, Suite 2500
   Los Angeles, California 90067
   Attention: Keith T. Holmes, Esq.
   fax: (310) 282-8903

   Fried, Bird & Crumpacker
   10100 Santa Monica Boulevard
   Los Angeles, California 90067
   Attention: Jack Fried, Esq.
   fax: (310) 556-4487
or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         7.5 Entire Agreement. This Agreement constitutes the entire agreement among the Parties and, supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the Parties with respect to the subject matter hereof.

         7.6 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements contained herein or in any instrument delivered pursuant to this Agreement shall survive the Effective Time except those covenants and agreements that by their express terms apply in whole or in part to periods after the Effective Time.

         7.7 Benefits; Binding Effect; Assignment and Designation. This Agreement shall be for the benefit of and binding upon the Parties, their respective successors and, where applicable, assigns. No Party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other Party. Notwithstanding any assignment or delegation of any Party's rights, interests or obligations, each Party shall nonetheless remain responsible for the performance of all of its obligations provided hereunder.

         7.8 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

         7.9 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the Parties and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

         7.10 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, Sections or Articles contained in this Agreement shall not affect the enforceability of the remaining portions of the Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. In the event any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections, had not been inserted; provided, however, that if any provision is declared to be unenforceable because it is determined to be overbroad, then, to the extent possible, in lieu of deletion such provision shall be modified to the minimum extent necessary to render such provision enforceable.

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

         7.11 Counterparts. This Agreement may be executed in any number of counterparts and by the several Parties in separate counterparts, each of which shall be deemed to be one and the same instrument.

         7.12 Applicable Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE UNITED STATES AND THE INTERNAL LAW OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF) AND ALL QUESTIONS CONCERNING THE VALIDITY AND CONSTRUCTION THEREOF SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF SAID STATE. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE STATE OF CALIFORNIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES, ON BEHALF OF ITSELF AND ON BEHALF OF SUCH PARTY'S SUCCESSORS AND PERMITTED ASSIGNS, THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION SUCH PERSON MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

         7.13 Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE RELATED DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER.


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


         IN WITNESS WHEREOF, the Parties have each executed and delivered this Agreement as of the day and year first above written.


                            ELDORADO BANCSHARES, INC.
ATTEST:


                             By:
-------------------------       -----------------------------------
Secretary                       President & Chief Executive Officer



                            ANTELOPE VALLEY BANK

ATTEST:


                            By:
-------------------------       -----------------------------------
Secretary                      President & Chief Executive Officer



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